PROSKAUER ROSE LLP
Counsel for Debtors and Debtors-in-Possession
1585 Broadway
New York, New York  10036
(212) 969-3000
Alan B. Hyman (AH-6655)
Scott K. Rutsky (SR-0712)
Glenn S. Walter (GW-0133)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------x
                                       :
In re:                                 :     (Chapter 11)
                                       :
GOLDEN BOOKS FAMILY                    :
ENTERTAINMENT, INC., et al.,           :     Case Nos. 99-10030
                                       :     Through 99-10032 (TLB)
                                       :
                      Debtors.         :     (Jointly Administered)
                                       :
---------------------------------------x





                AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE AMENDED JOINT
                      PLAN OF REORGANIZATION OF THE DEBTORS
                      -------------------------------------

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.




Dated:  May 13, 1999
        New York, New York

                                       I.


                            INTRODUCTION AND SUMMARY

A.    Overview

     Golden Books Family Entertainment, Inc. ("Parent"), Golden Books Publishing Company, Inc. ("Publishing") and Golden Books Home Video, Inc. ("Video" and together with Parent and Publishing, the "Debtors" or "Golden Books") transmit this Disclosure Statement pursuant to Section 1125(b) of Title 11, United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") and Rule 3017 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"), in connection with their Amended Joint Plan o Reorganization dated May 13, 1999 (the "Plan") in order to provide adequate information to enable holders of Claims and Equity Interests that are impaired under the Plan to make an informed judgment in exercising their right to vote for acceptance or rejection of the Plan. A copy of the Plan is attached hereto as Exhibit "A". All capitalized terms used but not defined in this Disclosure Statement shall have the respective meanings ascribed to them in the Plan unless otherwise noted. Copies of all documents filed in these Chapter 11 Cases are available on the Court's website at www.nysb.uscourts.gov.

          THE DEBTORS STRONGLY URGE ACCEPTANCE OF THE PLAN. THE DEBTORS HAVE NEGOTIATED THE TERMS OF THE PLAN WITH AN INFORMAL COMMITTEE OF HOLDERS OF OLD SENIOR NOTES (THE "INFORMAL SENIOR NOTE COMMITTEE") AND AN INFORMAL COMMITTEE OF HOLDERS OF TOPrS CERTIFICATES (THE "INFORMAL TOPrS COMMITTEE"). THE INFORMAL SENIOR NOTE COMMITTEE AND THE

INFORMAL TOPrS COMMITTEE ALSO STRONGLY RECOMMEND THAT ALL HOLDERS OF OLD SENIOR NOTES AND TOPrS CERTIFICATES VOTE TO ACCEPT THE PLAN.

B.    Summary of Classification and Treatment Under the Plan

          In general, and as more fully described herein, the Plan effectuates a restructuring of the Debtors' pre-petition indebtedness and operations. Among other things, the Plan provides for the exchange of Old Senior Notes for a combination of New Senior Notes and New Parent Common Stock. The Plan also provides for the exchange of TOPrS Certificates for shares of New Parent Common Stock. Holders of General Unsecured Claims, to the extent not previously satisfied, will either be reinstated, paid in full in accordance with their respective terms or otherwise rendered unimpaired. Holders of Old Preferred Stock Interests and Old Common Stock Interests will receive New Warrants to purchase New Parent Common Stock. Set forth in the following section is a summary of the classification and treatment of Claims and Equity Interests under the Plan.

          The Plan (i) divides Claims and Equity Interests into eleven classes,
(ii) sets forth the treatment afforded to each class, and (iii) provides the means by which the Debtors will be reorganized under Chapter 11 of the Bankruptcy Code. The following table sets forth a summary of the treatment of each type of Claim and Equity Interest under the Plan (a more detailed description of the Plan is set forth later in this Disclosure Statement in
Section IV entitled "Overview of The Plan").1
-------------
1 This summary contains only a brief and simplified description of the classification and treatment of Claims and Equity Interests under the Plan. It does not describe every
                                                                  (continued...)

Class              Type of Claim/Interest      Treatment
----------------   -------------------------   ---------------------------------
Not Applicable     Allowed Administrative      To be paid in full,  in Cash,  in
                   Expense Claims              such  amounts as (1) are incurred
                                               in   the   ordinary   course   of
                                               business by the Debtors,  (2) are
                                               Allowed by the  Bankruptcy  Court
                                               upon the  later of the  Effective
                                               Date,  the date of a Final  Order
                                               allowing   such    Administrative
                                               Expense Claims, or any other date
                                               specified  in such order,  or (3)
                                               may be agreed  upon  between  the
                                               holders  of  such  Administrative
                                               Expense Claims and the Debtors.

Not Applicable     Allowed Priority Tax        To be paid in full, in Cash, upon
                   Claims                      the later (1) the Effective Date,
                                               (2) the date upon which  there is
                                               a Final Order allowing such Claim
                                               as an Allowed Priority Tax Claim,
                                               (3) the date  that  such  Allowed
                                               Priority  Tax  Claim  would  have
                                               been  due if  the  Reorganization
                                               Cases had not been commenced,  or
                                               (4) upon such other  terms as may
                                               be agreed to between  the Debtors
                                               and  the  holder  of any  Allowed
                                               Priority  Tax  Claim;   provided,
                                               however, that the Debtors may, at
                                               their option,  in lieu of payment
                                               in full of Allowed  Priority  Tax
                                               Claims  on  the  Effective  Date,
                                               make  Cash  payments   respecting
                                               Allowed   Priority   Tax   Claims
                                               deferred   in   accordance   with
                                               Section    1129(a)(9)    of   the
                                               Bankruptcy Code.






-----------------------
(...continued)
     provision of the Plan. Accordingly, reference should be made to the entire Disclosure Statement (including exhibits), the Plan, and the Plan Supplement for a complete description of the classification and treatment of Claims and Equity Interests.

Class              Type of Claim/Interest      Treatment
----------------   -------------------------   ---------------------------------
1                  Priority Claims             Unimpaired.  Each  holder  of  an
                                               Allowed ---------- Priority Claim
                                               shall  receive  Cash in an amount
                                               equal  to such  Allowed  Priority
                                               Claim   on  the   later   of  the
                                               Effective  Date and the date such
                                               Priority Claim becomes an Allowed
                                               Priority   Claim,   or  as   soon
                                               thereafter  as  is   practicable,
                                               unless  the  holder of an Allowed
                                               Priority     Claim     and    the
                                               Reorganized  Debtors  agree  to a
                                               different treatment thereof.

2                  General Secured Claims      Unimpaired.  At the option of the
                                               Reorganized   Debtors,   (i)   an
                                               Allowed   General  Secured  Claim
                                               shall be reinstated  and rendered
                                               unimpaired  in  accordance   with
                                               Section 1124(2) of the Bankruptcy
                                               Code, (ii) a holder of an Allowed
                                               General   Secured   Claim   shall
                                               receive  Cash in an amount  equal
                                               to such Allowed  General  Secured
                                               Claim,  including any interest on
                                               such  Allowed   General   Secured
                                               Claim   required   to   be   paid
                                               pursuant to Section 506(b) of the
                                               Bankruptcy  Code, on the later of
                                               the  Effective  Date and the date
                                               such   General    Secured   Claim
                                               becomes   an   Allowed    General
                                               Secured   Claim,   or   as   soon
                                               thereafter as is practicable,  or
                                               (iii)  a  holder  of  an  Allowed
                                               General   Secured   Claim   shall
                                               receive the  Collateral  securing
                                               its Allowed General Secured Claim
                                               and any  interest on such Allowed
                                               General Secured Claim required to
                                               be  paid   pursuant   to  Section
                                               506(b) of the Bankruptcy Code, in
                                               full  and  complete  satisfaction
                                               thereof   on  the  later  of  the
                                               Effective  Date and the date such
                                               General   Secured  Claim  becomes
                                               Allowed, or as soon thereafter as
                                               is practicable.

Class              Type of Claim/Interest      Treatment
----------------   -------------------------   ---------------------------------
3                  Old Senior Note Claims      Impaired.  On the Effective Date,
                                               each  holder  of an  Allowed  Old
                                               Senior Note Claim shall  receive,
                                               in full and final satisfaction of
                                               such Allowed Claim (including any
                                               unsecured   deficiency  Claim  in
                                               respect of the Old Senior Notes),
                                               its Pro Rata Share of (i) the New
                                               Senior  Notes and (ii)  2,125,000
                                               shares  of  New   Parent   Common
                                               Stock.   The  New  Parent  Common
                                               Stock   issued  to   holders   of
                                               Allowed  Old Senior  Note  Claims
                                               pursuant   to   the   Plan   will
                                               represent,   in  the   aggregate,
                                               42.5%  of  the   authorized   and
                                               outstanding  shares of New Parent
                                               Common  Stock  on  the  Effective
                                               Date; provided, however, that the
                                               foregoing  percentage  is subject
                                               to  dilution by (i) shares of New
                                               Parent  Common  Stock issued as a
                                               result of the exercise of the New
                                               Warrants,   (ii)  shares  of  New
                                               Parent  Common  Stock  issued  in
                                               accordance  with  the  Management
                                               Stock Option Plan, and (iii) such
                                               other shares as may be authorized
                                               and   issued   pursuant   to  the
                                               Reorganized Parent Charter.

Class              Type of Claim/Interest      Treatment
----------------   -------------------------   ---------------------------------
4                  GPH Claims                  Impaired.  On the Effective Date,
                                               the  holder  of the  Allowed  GPH
                                               Claim shall receive,  in full and
                                               final    satisfaction   of   such
                                               Allowed  Claim   (including   any
                                               unsecured   deficiency  Claim  in
                                               respect   of  the   GPH   Notes),
                                               250,000   shares  of  New  Parent
                                               Common  Stock.   The  New  Parent
                                               Common Stock issued to the holder
                                               of the Allowed GPH Claim pursuant
                                               to the Plan, will  represent,  in
                                               the   aggregate,    5%   of   the
                                               authorized and outstanding shares
                                               of New Parent Common Stock on the
                                               Effective     Date;     provided,
                                               however,   that   the   foregoing
                                               percentage is subject to dilution
                                               by  (i)   shares  of  New  Parent
                                               Common  Stock  issued as a result
                                               of  the   exercise   of  the  New
                                               Warrants,   (ii)  shares  of  New
                                               Parent  Common  Stock  issued  in
                                               accordance  with  the  Management
                                               Stock Option Plan, and (iii) such
                                               other shares as may be authorized
                                               and   issued   pursuant   to  the
                                               Reorganized Parent Charter.

5                  TOPrS Claims                Impaired.  On the Effective Date,
                                               each  holder of an Allowed  TOPrS
                                               Claim shall receive,  in full and
                                               final    satisfaction   of   such
                                               Allowed Claim, its Pro Rata Share
                                               of 2,500,000 shares of New Parent
                                               Common  Stock.   The  New  Parent
                                               Common Stock issued to holders of
                                               Allowed TOPrS Claims  pursuant to
                                               the Plan, will represent,  in the
                                               aggregate,     50.0%    of    the
                                               outstanding  shares of New Parent
                                               Common  Stock  on  the  Effective
                                               Date; provided, however, that the
                                               foregoing  percentage  is subject
                                               to  dilution by (i) shares of New
                                               Parent  Common  Stock issued as a
                                               result of the exercise of the New
                                               Warrants,   (ii)  shares  of  New
                                               Parent  Common  Stock  issued  in
                                               accordance  with  the  Management
                                               Stock Option Plan, and (iii) such
                                               other shares as may be authorized
                                               and   issued   pursuant   to  the
                                               Reorganized Parent Charter.

Class              Type of Claim/Interest      Treatment
----------------   -------------------------   ---------------------------------
6                  General Unsecured           Unimpaired.  To  the  extent  not
                   Claims                      satisfied  by the  Debtors in the
                                               ordinary  course of busines prior
                                               to the  Effective  Date,  in full
                                               and  final  satisfaction  of such
                                               claim, the legal, equitable,  and
                                               contractual  rights  to  which an
                                               Allowed  General  Unsecured Claim
                                               entitles the holder thereof shall
                                               be    left     unimpaired    and,
                                               accordingly,  shall be  satisfied
                                               on  the   latest   of   (a)   the
                                               Effective  Date,  (b) the  date a
                                               General  Unsecured  Claim becomes
                                               an Allowed Claim, (c) the date an
                                               Allowed  General  Unsecured Claim
                                               becomes  due and  payable  in the
                                               ordinary  course of the  Debtors'
                                               business   consistent   with  the
                                               Debtors'     ordinary     payment
                                               practices,  and (d)  the  date on
                                               which the  Debtors and the holder
                                               of such Allowed General Unsecured
                                               Claim otherwise agree in writing.
                                               At the option of the Debtors, the
                                               treatment  provided  in the  Plan
                                               will result in the payment of any
                                               Allowed General  Unsecured Claim,
                                               in Cash,  in an  amount  equal to
                                               such  Allowed  General  Unsecured
                                               Claim   (which    payment   shall
                                               include  post-petition   interest
                                               for the period from the  Petition
                                               Date through the  Effective  Date
                                               calculated as follows: (i) to the
                                               extent holders of Allowed General
                                               Unsecured Claim are contractually
                                               entitled  to  receive   interest,
                                               such   holders    shall   receive
                                               post-petition   interest  at  the
                                               contract rate, and (ii) all other
                                               holders   of   Allowed    General
                                               Unsecured  Claims  shall  receive
                                               post-petition   interest  at  the
                                               rate    applicable   to   federal
                                               judgements  pursuant to 28 U.S.C.
                                               ss.ss.   1961,   which   on   the
                                               Petition Date was 4.584%).

Class              Type of Claim/Interest      Treatment
----------------   -------------------------   ---------------------------------
7                  Debt Securities             Impaired. Subject to the releases
                   Rescission or Damage        contained  in Section  9.1 of the
                   Claims                      Plan,  each  holder of an Allowed
                                               Debt  Securities   Rescission  or
                                               Damage  Claim  shall  retain  all
                                               proceeds derived from or relating
                                               to any  litigation  instituted by
                                               or against  any such holder or on
                                               his behalf  which are  payable by
                                               any entity other than the Debtors
                                               or  Reorganized  Debtors (but not
                                               any  proceeds  from  any  of  the
                                               property or assets of the Debtors
                                               except   proceeds  of   insurance
                                               policies    maintained   by   the
                                               Debtors)  but  shall  receive  no
                                               other   distribution   under  the
                                               Plan.

8                  Old Preferred Stock         Impaired.  On the Effective Date,
                   Interests                   all Old Preferred Stock Interests
                                               shall be canceled,  annulled, and
                                               extinguished,  and the  holder of
                                               the Allowed Old  Preferred  Stock
                                               Interests      shall      receive
                                               two-thirds (2/3) of the New

9                  Old Common Stock            Impaired.  On the Effective Date,
                   Interests                   all Old  Common  Stock  Interests
                                               (including    any   such   Equity
                                               Interests  consisting  of accrued
                                               and unpaid  dividends  on the Old
                                               Preferred  Stock  Interest) shall
                                               be   canceled,    annulled,   and
                                               extinguished,  and each holder of
                                               an  Allowed   Old  Common   Stock
                                               Interest  shall  receive  its Pro
                                               Rata Share of one-third  (1/3) of
                                               the New Warrants.

Class              Type of Claim/Interest      Treatment
----------------   -------------------------   ---------------------------------
10                 Equity Interests            Impaired. Subject to the releases
                   Rescission or Damage        contained  in Section  9.1 of the
                   Claims                      Plan,  each  holder of an Allowed
                                               Equity  Interests  Rescission  or
                                               Damage  Claim  shall  retain  all
                                               proceeds derived from or relating
                                               to any  litigation  instituted by
                                               or against  any such holder or on
                                               his behalf  which are  payable by
                                               any entity other than the Debtors
                                               or  Reorganized  Debtors (but not
                                               any  proceeds  from  any  of  the
                                               property or assets of the Debtors
                                               except   proceeds  of   insurance
                                               policies    maintained   by   the
                                               Debtors)  but  shall  receive  no
                                               other   distribution   under  the
                                               Plan.

11                 Subsidiary Equity           Unimpaired.   On  the   Effective
                   Interests                   Date,  record  holders of Allowed
                                               Subsidiary Equity Interests shall
                                               continue   to  hold  such  equity
                                               interests, which equity interests
                                               shall continue to be evidenced by
                                               the  capital  stock  held by such
                                               record  holders in the Subsidiary
                                               or   Subsidiaries   as   of   the
                                               Effective Date. All  Subsidiaries
                                               are  wholly  owned,  directly  or
                                               indirectly, by Parent.

          AS SET FORTH MORE FULLY IN SECTION IV.F.12 HEREOF, IN THE EVENT THAT ANY CLASS OF CLAIMS OR EQUITY INTEREST HOLDERS RANKING IN PRIORITY BELOW CLASS 6 (GENERAL UNSECURED CLAIMS) VOTES TO REJECT THE PLAN (AND THE BANKRUPTCY COURT DETERMINES THAT, AS A RESULT THEREOF, THE PLAN IS UNCONFIRMABLE), THE DEBTORS RESERVE THE RIGHT TO AMEND THE PLAN TO PROVIDE THAT ALL CLASSES RANKING IN PRIORITY BELOW CLASS 6 (I.E., CLASSES 7, 8, 9 AND 10) SHALL NOT RECEIVE OR RETAIN ANY PROPERTY UNDER THE PLAN,

INCLUDING, WITHOUT LIMITATION, THAT CLASSES 8 AND 9 WOULD NOT RECEIVE THE NEW WARRANTS CURRENTLY CONTEMPLATED TO BE DISTRIBUTED UNDER THE PLAN. IN SUCH CASE, CLASSES 7, 8, 9 AND 10 WOULD BE DEEMED TO REJECT THE PLAN, IN WHICH EVENT, THE DEBTORS WOULD THEN SEEK TO CONFIRM THE PLAN UNDER SECTION 1129(B) OF THE BANKRUPTCY CODE WITHOUT RE-SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN AND BALLOTS CAST RESPECTING SUCH CLASSES WOULD BE DISREGARDED.2

          THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE BANKRUPTCY COURT AS CONTAINING INFORMATION OF A KIND, AND IN SUFFICIENT DETAIL, TO ENABLE HOLDERS OF CLAIMS AND EQUITY INTERESTS TO MAKE AN INFORMED JUDGMENT IN VOTING TO ACCEPT OR REJECT THE PLAN. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION OR RECOMMENDATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

          THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN, THE PLAN DOCUMENTS, AND CERTAIN FINANCIAL INFORMATION. WHILE THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE AND PROVIDE ADEQUATE
----------------------
2 GPH has reserved the right not to support the Plan or to invoke its other rights under the Restructuring Agreement in the event that the Debtors amend the Plan to provide that Classes 7,8,9 and 10 do not receive or retain any property under the Plan.

INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS. FURTHERMORE, ALTHOUGH THE DEBTORS HAVE MADE EVERY EFFORT TO BE ACCURATE, THE FINANCIAL INFORMATION CONTAINED HEREIN (WITH THE EXCEPTION OF CERTAIN INFORMATION CONTAINED IN THE DEBTORS' ANNUAL REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED 1998 WHICH IS ATTACHED HERETO AS EXHIBIT "B") HAS NOT BEEN THE SUBJECT OF AN AUDIT BY AN OUTSIDE ACCOUNTING FIRM. IN THE EVENT OF ANY CONFLICT, INCONSISTENCY, OR DISCREPANCY BETWEEN THE TERMS AND PROVISIONS IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS IN THE PLAN, THE PLAN DOCUMENTS, OR THE FINANCIAL INFORMATION INCORPORATED THEREIN BY REFERENCE, THE PLAN SHALL GOVERN FOR ALL PURPOSES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN, THE EXHIBITS TO THIS DISCLOSURE STATEMENT, AND THE PLAN DOCUMENTS IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

          THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH

REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN UNLESS SO SPECIFIED. WHILE THE DEBTORS HAVE MADE EVERY EFFORT TO DISCLOSE WHERE CHANGES IN PRESENT CIRCUMSTANCES COULD REASONABLY BE EXPECTED TO AFFECT MATERIALLY THE VOTE ON THE PLAN, THIS DISCLOSURE STATEMENT IS QUALIFIED TO THE EXTENT THAT CERTAIN EVENTS, SUCH AS THOSE MATTERS DISCUSSED IN SECTION VIII BELOW ENTITLED "RISK FACTORS," DO OCCUR.

          THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAW OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, OR SECURITIES OF, THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

          IN ACCORDANCE WITH THE BANKRUPTCY CODE, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

          WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT AND THE INFORMATION CONTAINED HEREIN SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS.

C.    Voting and Confirmation Procedures

          Accompanying this Disclosure Statement are copies of the following documents: (i) the Plan, which is attached hereto as Exhibit "A", (ii) an Order from the Bankruptcy Court (the "Disclosure Statement Approval Order") (a) approving this Disclosure Statement as containing adequate information pursuant to Section 1125 of the Bankruptcy Code; (b) approving the forms of Ballots to be executed by holders of impaired Claims and Equity Interests for voting on the Plan; and (c) approving the notice of and fixing the time for (1) submitting acceptances or rejections to the Plan, (2) the hearing to consider confirmation of the Plan, and (3) filing objections to confirmation of the Plan; and (iii) forms of Ballots to be executed by holders of impaired Claims and Equity Interests for voting to accept or reject the Plan.

          The forms of Ballots, and the related materials delivered together herewith, are being furnished, for purposes of soliciting votes on the Plan, to holders of (i) Old Senior Notes whose respective names (or the names of whose nominees) appear as of the Voting Record Date (defined below) on the security holder lists maintained by the Old Senior Note Indenture Trustee, (ii) TOPrS Certificates whose respective names (or the names of whose nominees) appear as of the Voting Record Date on the security holder lists maintained by the TOPrS Trustee, (iii) GPH Claims, (iv) Debt Securities Rescission or Damage Claims, (v) Old Preferred Stock Interests, (vi) Old Common Stock Interests and
(vii) Equity Interest Rescission or Damage Claims. With regard specifically to the Senior Notes and the TOPrS Certificates held by banks and/or brokers (the "Record Holders") for the beneficial ownership of other entities or individuals (the "Beneficial Holders"), the Debtors or their balloting agent will provide a sufficient number of copies of this Disclosure Statement, the Plan and the Ballots to the Record Holders for transmission to each of the Beneficial Holders. The Debtors shall ask the Record Holders to send copies of the Disclosure Statement, the Plan and the Ballots to the respective Beneficial Holders, and to collect completed Ballots from such Beneficial Holders on the Debtors' behalf. The Record Holders shall be asked to summarize the results of the votes received from the Beneficial Holders on a summary form, i.e., a master ballot, which will be provided to each Record Holder by the Debtors. The Disclosure Statement is also being provided to holders of claims in Classes 1, 2, 6 and 11 (who are deemed to have accepted the Plan), and other entities, solely for informational purposes.

          1.     Who May Vote
                 ------------

          Under the Bankruptcy Code, impaired classes of Claims or Equity Interests are entitled to vote to accept or reject a plan of reorganization. A class which is not "impaired" is deemed to have accepted a Plan and does not vote. A class is "impaired" under the Bankruptcy Code unless the legal, equitable, and contractual rights of the holders of Claims or Equity Interests in such class are not modified or altered. For purposes of the Plan, holders of Old

Senior Note Claims in Class 3, holders of GPH Claims in Class 4, holders of TOPrS Claims in Class 5, holders of Debt Securities Rescission or Damage Claims in Class 7, holders of Old Preferred Stock Interests in Class 8, holders of Old Common Stock Interests in Class 9, and holders of Equity Interest Rescission or Damage Claims in Class 10 are impaired and are entitled to vote on the Plan.

          2.     Voting Instructions
                 -------------------

          All votes to accept or reject the Plan must be cast by using the form of Ballot, or, in the case of a brokerage firm holding Old Senior Notes, TOPrS Certificates, or Old Common Stock Interests in its own name on behalf of a beneficial owner, the Ballot entitled "Master Ballot" enclosed with this Disclosure Statement. No votes other than ones using such Ballots will be counted except to the extent the Bankruptcy Court orders otherwise. The Bankruptcy Court has fixed a time and date (the "Voting Record Date"), as set forth in the Disclosure Statement Approval Order, for the determination of holders of record of Claims who are entitled to (a) receive a copy of this Disclosure Statement and all of the related materials, and (b) vote to accept or reject the Plan. After carefully reviewing the Plan and this Disclosure Statement, including the attached exhibits and the Plan Documents, please indicate your acceptance or rejection of the Plan on the appropriate Ballot and return such Ballot in the enclosed envelope to:

              Golden Books Plan of Reorganization
              c/o Bankruptcy Services, LLC
              70 East 55th Street
              6th Floor
              New York, New York  10022
              (212) 376-8494
              Attn:  Ms. Kathy Gerber


BALLOTS MUST BE RECEIVED ON OR BEFORE 4:00 P.M. (NEW YORK CITY TIME) ON _________, 1999 (THE "VOTING DEADLINE"). ANY BALLOT WHICH IS NOT EXECUTED BY A DULY AUTHORIZED PERSON SHALL NOT BE COUNTED. ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO BE AN ACCEPTANCE.

IF YOU ARE A BENEFICIAL HOLDER OF A SECURITY HELD BY A NOMINEE PLEASE NOTE THAT BALLOTS MUST BE RETURNED BY HAND, MAIL, OR OVERNIGHT TRANSMISSION TO YOUR NOMINEE IN SUFFICIENT TIME FOR IT TO BE FORWARDED BY YOUR NOMINEE TO THE DEBTORS' BALLOTING AGENT BY THE VOTING DEADLINE.

          If you have any questions regarding the procedures for voting on the Plan, please contact the Debtors' balloting agent, Bankruptcy Services, LLC, at the above address and telephone number.

          3.     Acceptance or Rejection of the Plan
                 -----------------------------------

          Under the Bankruptcy Code, a voting Class of Claims is deemed to have accepted the Plan if it is accepted by creditors in such Class who, of those voting on the Plan, hold at least two-thirds in amount and more than one-half in number of the Allowed Claims of such Class. A voting Class of Equity Interests is deemed to have accepted the Plan if it is accepted by holders of Equity Interests who hold at least two-thirds in amount of the Equity Interests of such Class that have actually voted on the Plan.

          If the Plan is not accepted by all impaired Classes of Allowed Claims, the Plan may still be confirmed by the Bankruptcy Court pursuant to Section 1129(b) of the Bankruptcy Code if (a) the Plan has been accepted by at least one impaired Class of Claims, and (b) the Bankruptcy Court determines, among other things, that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each non-accepting impaired Class. If the Plan is not accepted by all impaired Classes of Allowed Claims or Equity Interests, the Debtors reserve the right to ask the Bankruptcy Court to find that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class that has not accepted the Plan.

          4.     Confirmation Hearing
                 --------------------

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing. Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to Confirmation of the Plan.

          Pursuant to Section 1128 of the Bankruptcy Code and Rule 3017(c) of the Bankruptcy Rules, the Bankruptcy Court has scheduled the Confirmation Hearing before the Honorable Tina L. Brozman, Chief United States Bankruptcy Judge, at the United States Bankruptcy Court, Southern District of New York, One Bowling Green, New York, New York for _________, 1999 at ___ p.m. A notice setting forth the time and date of the Confirmation Hearing has been included along with this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of such adjourned hearing date by the Bankruptcy Court in open court at such hearing.

          5.     Objections
                 ----------

          Any objection to Confirmation of the Plan must be in writing, must comply with the Bankruptcy Rules and the Local Rules of the Bankruptcy Court, and must be filed and served as required by the Bankruptcy Court pursuant to the Disclosure Statement Approval Order. A copy of the Disclosure Statement Approval Order accompanies this Disclosure Statement and contains all relevant procedures relating to the submission of objections to Confirmation of the Plan. Parties submitting objections should review such order in its entirety.

                                       II.

                       BACKGROUND AND EVENTS PRECIPITATING
                       CHAPTER 11 FILING AND SOLICITATION

A.    Overview of the Debtors and their Business Operations

          Golden Books publishes, produces, licenses and markets an extensive range of children's and family-related media and entertainment products. On the Petition Date, the Debtors employed over 1,100 individuals, owned or leased properties in five states, and had operations in Canada (through a non-debtor affiliate) and in the United Kingdom. The Debtors' products and productions are distributed throughout the United States, and worldwide in over 60 countries.

          On May 8, 1996, Golden Press Holding, L.L.C. ("GPH"), an investment vehicle formed by Warburg, Pincus Ventures, L.P., Richard E. Snyder and Barry Diller, invested $65 million in Golden Books through the purchase of Parent's Old Preferred Stock Interests.3 At that time, the name of the Debtors' parent corporation was changed from Western Publishing Company, Inc. to Golden Books Family Entertainment, Inc.




----------------
3 GPH also purchased $10 million in principal amount of GPH Notes on or about September 8, 1998. Class 4 under the Plan is made up of the holders of GPH Notes.

          On the Petition Date, the Debtors operated through the following four business segments: (i) Children's Publishing Division, (ii) Adult Publishing Division, (iii) Golden Books Entertainment Group and (iv) Commercial Printing Division.4

          1.     Children's Publishing Division
                 ------------------------------

          Golden Books, through its Children's Publishing Division, is the largest publisher of children's books in the North American retail market, and has published its flagship product line, "Little Golden Books", for over 50 years. The Children's Publishing Division produces storybooks, coloring/activity books, electronic storybooks, puzzles, educational workbooks, reference books, novelty books, chapter books and fiction. The products of the Children's Publishing Division utilize both owned (in whole or in part) characters, such as the Poky Little Puppy and Lassie, and characters licensed from third parties, such as Barney and the Muppets. The products of the Children's Publishing Division have traditionally been designed for children up to age seven and have been distributed through mass market channels (which include national discount store chains, such as Wal-mart, K-Mart, Target and Toys "R" Us). Golden Books has also distributed children's products through bookstores and other retailers, specialty markets and international channels.


-------------------
4 For a detailed description of Golden Books and its operations, see Golden Books' Annual Report on Form 10-K for the fiscal year ended 1998, a copy of which is annexed hereto as Exhibit "B." The aforementioned financial information is provided to permit holders of Claims and Equity Interests to better understand Golden Books' historical business performance.

          2.     Adult Publishing Division
                 -------------------------

          On the Petition Date, the Debtors' Adult Publishing Division published trade books focusing primarily on hobbies, parenting and the family. As of the Petition Date, the Adult Publishing Division consisted of certain intellectual property rights (e.g., copyrights and "author agreements") and the personal property related thereto (e.g, inventory and accounts) associated with approximately 170 titles aimed at the adult audience. The products of the Adult Publishing Division were distributed primarily through bookstores, although the line included books published in formats suitable for mass market distribution. On the Petition Date, the products of the Adult Publishing Division were distributed throughout the United States and Canada by St. Martin's Press, Incorporated ("St. Martin's Press") pursuant to an exclusive distribution agreement. As discussed later in this Disclosure Statement, on or about April 16, 1999, pursuant to an order of the Bankruptcy Court, the assets of the Adult Publishing Division were sold to St. Martin's Press.

          3.     Entertainment Group Division
                 ----------------------------

          The Golden Books Entertainment Group Division (the "Entertainment Division") was established in August 1996 when Golden Books acquired an extensive library of character- based family entertainment properties from Broadway Video Entertainment, L.P. The Entertainment Division's library is comprised of copyrights, distribution rights, trademarks and licenses relating to characters, television programs and motion pictures, both animation and live action, and includes individual specials and multiple episode series. Properties from this library are licensed to third parties, both domestically and internationally, for use in television, home video and other electronic media. Included in the assets of the Entertainment Division are the intellectual property rights relating to a number of well-known television programs, motion pictures and characters including, among others, Christmas Classics, Lassie, Underdog, Lone Ranger and Felix the Cat.

          4.     Commercial Printing Division
                 ----------------------------

          The Debtors' Commercial Printing Division allows the company, as a leading publisher, to market surplus manufacturing capabilities to third parties. Customers of the Commercial Printing Division include educational publishers, religious publishers, brand marketers targeting children and families, and other juvenile publishers and entertainment companies. The Commercial Printing Division also engages in commodity printing such as tax instruction booklets and tax forms.

B.    Pre-Petition Debt Structure of the Debtors

          Prior to the Petition Date, the Debtors' debt structure included a secured working capital facility, long-term debt consisting primarily of the Senior Notes and the TOPrS Certificates, and short-term debt consisting primarily of the GPH Notes.

          1.     Pre-Petition Working Capital Facility
                 -------------------------------------

          The Debtors' day-to-day operations were primarily financed by a secured, revolving working capital facility with NationsCredit Commercial Funding, a division of NationsCredit Commercial Corp. ("NationsCredit"), pursuant to a Loan and Security Agreement dated as of June 3, 1998 (the "NationsCredit Agreement"), by and between NationsCredit, as lender, and Publishing, as borrower. Publishing's obligations under the NationsCredit Agreement were secured by a first lien and security interest in (i) all Accounts, Chattel Paper, Documents and Inventory (each as defined in the NationsCredit Agreement) relating solely to Publishing's Children's Publishing Division excluding all of the foregoing assets relating to Publishing's Christmas Classics, Lone Ranger and Underdog properties (as such terms are defined in the NationsCredit Agreement), (ii) any and all proceeds and products of the foregoing, and (iii) all books and records relating to any of the foregoing (collectively, the "NationsCredit Collateral").

          The NationsCredit Agreement had an initial maximum borrowing capacity of $30 million. Prior to the Petition Date, NationsCredit notified the Debtors of the occurrence of certain alleged events of default. As a result, the Debtors and NationsCredit entered into a series of letter agreements, wherefore in consideration for certain payments and other undertakings by the Debtors, NationsCredit agreed to refrain, through February 26, 1999, from exercising its rights under the NationsCredit Agreement with respect to the alleged events of default. Additionally, pursuant to such agreements, the Debtors' maximum borrowing capacity was reduced from time to time. On the Petition Date, the Debtors' maximum borrowing capacity under the NationsCredit Agreement was approximately $16 million and the outstanding balance owed to NationsCredit was approximately $10 million.5

          2.     The Old Senior Notes
                 --------------------

          Pursuant to the Old Senior Note Indenture, dated September 15, 1992, $150 million of Old Senior Notes due 2002 were issued by Parent's predecessor-in-interest. As part of the series of transactions related to the 1996 investment by GPH (see subsection II.A. above), Parent assigned its obligations in respect of the Old Senior Notes to Publishing. Interest on the Old Senior Notes accrues at the rate of 7.65% per annum and is payable on each March 15 and September 15. As part of the incurrence of the secured working capital facility with NationsCredit, in June 1998, the holders of Old Senior Notes directed the Old Senior Note Indenture Trustee to amend the covenant prohibiting secured indebtedness and certain other provisions contained in the Old Senior Note Indenture. Parent guaranteed Publishing's obligations under the Old Senior Notes and Publishing provided the Old Senior Note Indenture with certain collateral described below. As of the Petition Date, the aggregate amount owed under the Old Senior Notes (including accrued and unpaid interest) was approximately $160 million. As discussed below, Publishing did not make the interest payment due on September 15, 1998. (See Section II.D.)

--------------------
5 On March 1, 1999, the Bankruptcy Court entered an Interim Order authorizing the Debtors to enter into a debtor-in-possession financing facility of up to $55 million with The CIT Group/Business Credit, Inc. (and allowing for interim borrowing thereunder of up to $30 million), and authorizing the use of a portion of the proceeds of such facility to satisfy fully the Debtors' obligations to NationsCredit.

          The Old Senior Notes are secured obligations of the Debtors pursuant to a security agreement dated as of June 2, 1998 (the "Security Agreement"). In particular, the Debtors believe that the Senior Note Trustee (for the benefit of all holders) holds valid, perfected and unavoidable (i) first priority liens and security interests (subject to certain permitted liens) in and upon (a) inventory, accounts receivable, chattel paper, documents and proceeds of the foregoing relating solely to Publishing's Christmas Classics, Lone Ranger and Underdog properties (as such terms are defined in the Security Agreement), and the copyrights, copyright licenses, trademarks and trademark licenses associated therewith, and (b) certain personal property and fixtures owned by Publishing and located at the Debtors' distribution center in Crawfordsville, Indiana, their manufacturing facility in Racine, Wisconsin, and their corporate headquarters in New York, New York; (ii) junior liens and security interests in and upon the NationsCredit Collateral (subject to the terms and conditions set forth therein); and (iii) a mortgage lien upon Publishing's real property located in Crawfordsville, Indiana. In addition, the Old Senior Note Indenture Trustee and the Informal Senior Note Committee believe that the Senior Notes are entitled to be secured by a first priority lien on and security interest in a certain distribution agreement between Video and Sony Music and a related license agreement between Publishing and Video (collectively, the "Distribution Agreement"), and all rights to receive moneys due and to become due thereunder, and all proceeds thereof.

          3.     GPH Claims
                 ----------

          Pursuant to the GPH Note Purchase Agreement, dated as of September 8, 1998, among GPH, Parent, Publishing and Video, Video issued senior secured promissory notes in the original principal amount of $10 million to GPH in consideration for a $10 million loan by GPH. The GPH Notes provide for the payment of interest at the rate of (i) 5% per annum until and including March 8, 1999, (ii) 7% per annum after March 8, 1999 and (iii) 11% per annum respecting overdue payments of principal or interest. The proceeds from the Note Purchase Agreement were loaned to Publishing in return for senior notes of Publishing in the original principal amount of $10 million (the "Publishing Notes"). The Publishing Notes were pledged to GPH as collateral for the GPH Notes.

          As additional collateral for the GPH Notes, the Debtors believe that the GPH Notes are secured by first priority liens and security interests (subject in certain instances to permitted liens) in and upon all of Video's assets (including Video's rights under the Distribution Agreement and all rights of Video to receive moneys due and to become due thereunder, and all proceeds thereof). Video's obligations under the Note Purchase Agreement were guaranteed by both Parent and Publishing. In connection therewith, Parent pledged to GPH all of the issued and outstanding capital stock of Publishing and Video, and all dividends, cash and other rights in respect thereof, and all proceeds of any of the foregoing. As of the Petition Date, the aggregate amount owed to GPH under the Note Purchase Agreement (including accrued and unpaid interest) was approximately $10.2 million.

          4.     TOPrS Certificates
                 ------------------

          Prior to the Petition Date, Parent and Publishing issued $118 million in original principal amount of 8.75% Convertible Debentures due 2016 (the "Convertible Debentures") to the Golden Books Financing Trust (the "TOPrS Trust"), a Delaware Statutory Business Trust. In turn, the TOPrS Trust issued $118 million of 8.75% Convertible Trust Originated Preferred Securities due 2016 (the "TOPrS Certificates"), which represent undivided beneficial ownership interests in the assets of the TOPrS Trust (i.e., the Convertible Debentures). Pursuant to the terms of the TOPrS Trust, a bankruptcy filing by Publishing or Parent causes a dissolution of the TOPrS Trust, whereupon the Convertible Debentures are to be distributed to the holders of the TOPrS Certificates on a pro rata basis.6 The Convertible Debentures are joint and several unsecured obligations of Parent and Publishing.

          The TOPrS Certificates are convertible at the option of the holder into shares of Old Common Stock of Parent at a conversion rate of approximately $13 per share of Common Stock. Interest payments on both the Convertible Debentures and TOPrS Certificates are payable in arrears quarterly except that Parent and Publishing have the option to defer the payment of interest for successive periods not exceeding 20 consecutive periods. In November 1998 and February 1999, Golden Books exercised its option to defer interest payments due with respect to the TOPrS Certificates.

C.    Pre-Petition Capital Structure

          As of the Petition Date, Parent had approximately 27,899,047 shares of common stock, $.01 par value per share, issued and outstanding. Parent's Old Common Stock is listed for

-----------------
6 Given the direct interrelationship between the Convertible Debentures and the TOPrS Certificates, they are treated collectively as a single Class of "TOPrS Claims" for purposes of the Plan.

inclusion on the NASDAQ National Market System ("NASDAQ"). In February, 1999, trading of Parent's Old Common Stock was suspended by NASDAQ.

          As of the Petition Date, Parent also had 13,000 shares of its Series B Preferred Stock, no par value (the "Old Preferred Stock"), issued and outstanding. These shares are held by GPH, whose aggregate investment for such shares was approximately $65 million. The Old Preferred Stock is convertible into 6,500,000 shares of Old Common Stock at a conversion price of $10 a share. The Old Preferred Stock is entitled to receive quarterly dividends in the form of 195,000 shares of Old Common Stock (together with certain amounts of cash if the market value of the Old Common Stock falls below certain thresholds specified in the certificate of designation relating to the Old Preferred Stock) through May 8, 2000. However, the Debtors have not paid 195,000 shares of Old Common Stock and certain cash amounts due as unpaid dividends on the Old Preferred Stock.

D.    Events Precipitating Chapter 11 Filing

          The Debtors' Chapter 11 proceedings were preceded by liquidity difficulties which they experienced after incurring operating losses for the past several years, including restructuring costs related to the implementation of a long-term financial strategic plan centered on the Debtors' core publishing operations. Such difficulties hampered the Debtors' ability to fund day-to-day operations and maintain future business prospects.

          As a result of the Debtors' insufficient liquidity, Publishing determined that it was in the best interests of its creditors and stockholders for it not to make a September 15, 1998 interest payment in respect of the Old Senior Notes, but rather to attempt to pursue long-term strategic financial and capital restructuring options. Publishing's failure to make the September 15, 1998 interest payment resulted in the reactivation of an unrestricted informal committee of holders of Old Senior Notes, which had originally been formed in connection with the series of transactions related to the incurrence of the pre-petition working capital facility with NationsCredit in June, 1998. Members of this informal committee held, as of September 15, 1998, in the aggregate, approximately 60% of the principal amount of Old Senior Notes. Members of the informal committee included, at that time, the following: AEGON; U.S.A. Investment Management, Inc.; Avenue Advisors, LLC; Ohio National Life Insurance Company; Principal Life Insurance Company; Provident Mutual Life Insurance Company; Security Benefit Life Insurance Company; Alliance Capital Management Corporation; and Bennett Management Corporation.

          During the negotiations leading up to the agreed Plan, the first five members of the informal committee listed in the foregoing sentence agreed to become "restricted" in order to receive material non-public information to assist them, in their capacity as members of the Informal Senior Note Committee, in making recommendations regarding the proposed restructuring to all holders of Senior Notes. The Informal Senior Note Committee has retained the law firm of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, as counsel, and the financial advisory firm of Houlihan Lokey Howard & Zukin, 685 Third Avenue, New York, New York 10017, as financial advisors.

          In November 1998, due to continued liquidity problems, the Debtors deferred a scheduled interest payment due with respect to the TOPrS Certificates pursuant to the terms of such certificates. Thereafter, the Debtors began discussions with a second ad hoc committee, the Informal TOPrS Committee, that had formed earlier. The members of the Informal TOPrS Committee include Deephaven Capital Management; David Matlin; Stephen J. Devoe, III; Oleg Lagetko; Anil Suri; Chris Pechock; Stacy Herman; Mark Patterson; Greyhound Lines, Inc.; Amalgamated CNCL Retirement and Disability Trust, P.R. Co.; Forest Global Convertible Fund Series B-1; Forest Global Convertible Fund Series A-5; Forest Performance Fund; Forest Alternative Strategies Fund II, LP Series B-3; Forest Strategies Fund III, LP Series A-5M; Forest Alternative Strategies Fund II, LP Series A-5-2; Forest Fulcrum Fund LP; SoundShore Holdings Ltd.; SoundShore Opportunity Holding Fund Ltd.; and Krista Cowley. These members of the Informal TOPrS Committee hold, upon information and belief, an aggregate of approximately 32% of the outstanding TOPrS Certificates. The Informal TOPrS Committee is represented by the law firm of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006-1470, as counsel, and Jefferies & Company, Inc., 650 Fifth Avenue, New York, New York 10019, as financial advisors. In February, 1999, the Debtors again exercised their right to defer a scheduled interest payment on the TOPrS Certificates.

          After failing to make the September 15, 1998 interest payment on the Old Senior Notes, the Debtors were notified of certain alleged events of default under the NationsCredit Agreement. As previously noted, NationsCredit and the Debtors entered into letter agreements pursuant to which, among other things, NationsCredit agreed to refrain from exercising remedies under the NationsCredit Agreement based on such events of default and the Debtors' maximum borrowing capacity was reduced from $30 million to approximately $16 million immediately prior to the Petition Date. Such reduced liquidity further hampered the Debtors' pre-petition business operations and their ability to implement their pre-petition operational restructuring plan. Accordingly, in October and November 1998, the Debtors explored the possibility of obtaining a new working capital facility to provide them with greater liquidity to stabilize operations and allow the continued implementation of their operational restructuring plan while they continued to pursue a long-term resolution of their financial difficulties.

          In particular, the Debtors undertook extensive negotiations with the Informal Senior Note Committee and potential lenders with respect to a replacement working capital facility. Such negotiations were required because any working capital facility which provided rights or borrowing capacity greater than those contained in the NationsCredit Agreement also required an amendment to the Old Senior Note Indenture. In November, 1998, the Debtors believed that they were close to entering into a replacement working capital and term loan facility with The CIT Group/Business Credit, Inc. which would have provided them with greater borrowing capacity. However, despite extensive efforts by all parties, it was determined that a replacement facility could not be implemented at that time, primarily due to complex intercreditor issues and disputes, and efforts to pursue such a transaction ceased. Nonetheless, the parties continued discussions concerning a long-term restructuring of Golden Books' indebtedness.

          During discussions with its creditor constituencies, Golden Books emphasized the benefits of a consensual transaction, and the potential harm the uncertainties of a protracted, contentious restructuring process could cause to Golden Books' relationships with its suppliers and customers. Ultimately, following months of negotiations with the Informal Senior Note Committee, the Informal TOPrS Committee, GPH, Mr. Richard E. Snyder (the Debtors' Chairman and Chief Executive Officer) and others, the parties reached an agreement in principle on the terms of a restructuring of Golden Books' indebtedness, which the parties determined would be best accomplished through a pre-arranged Chapter 11 proceeding.

          To memorialize the agreement, the parties negotiated and entered into a "Restructuring Agreement," a copy of which is annexed hereto as Exhibit "C", outlining the terms and provisions by which the Debtors, members of the Informal Senior Note Committee, members of the Informal TOPrS Committee and certain other signatory holders of such securities, Mr. Richard E. Snyder and GPH, would support a restructuring of the Debtors through a Chapter 11 plan of reorganization. The Plan, which is described in this Disclosure Statement, embodies the terms and arrangements set forth in the Restructuring Agreement. In general, the Plan provides for, among other things, an exchange of the Old Senior Notes for new senior secured notes and equity interests in Reorganized Parent, and an exchange of TOPrS Certificates and GPH Notes for equity interests in Reorganized Parent. The Debtors' general unsecured trade creditors shall be paid in full under the Plan. The Plan also provides a distribution of New Warrants to holders of Old Preferred Stock Interests and Old Common

Stock Interests. (For a more detailed description of the treatment of Claims and Equity Interests under the Plan see Section IV.C. of this Disclosure Statement).

          Additionally, pursuant to the Restructuring Agreement, the parties thereto agreed, inter alia, to: (i) support confirmation of the Plan; (ii) not vote against, object to or support an objection to the Plan; (iii) not vote for, consent to, support or participate in any modification of the Plan or the severance of any provision thereof that is determined to be invalid, void or unenforceable (unless such modification or the severance of such provision has been agreed to in writing by each of the parties thereto); and (iv) not vote for, consent to, support or participate in the formulation of, and shall vote against, any other plan of reorganization for any or all of the Debtors. Furthermore, under the Restructuring Agreement, the Informal Senior Note Committee, the Informal TOPrS Committee, and each of the respective members thereof, Mr. Snyder and GPH each agreed that the distributions under the Plan in respect of such person's claims against, or interests in, the Debtors is fair and equitable under Section 1129(b) of the Bankruptcy Code.

          Pursuant to its terms, the Restructuring Agreement may terminate upon the occurrence of any of the following events, unless waived in writing by all of the parties thereto:

          (i)       the Plan and the DIP Order are not filed within twenty-one
                    (21) days after the effective date of the Restructuring Agreement;

          (ii) projections supporting the Plan are not filed within twenty-five (25) days after the filing of the Plan;

          (iii) the Plan is not confirmed within one hundred and fifty (150 days after the effective date of the Restructuring Agreement (or an order is entered which has the practical effect of preventing confirmation of the Plan within one hundred and fifty (150) days after the effective date of the Restructuring Agreement);

          (iv) the Plan shall not become effective within two hundred (200) days after the effective date of the Restructuring Agreement;

          (v) any party fails to perform, in any material respect, any of their obligations under the Restructuring Agreement or to support the terms set forth in the exhibits thereto;

          (vi) holders of more than 20% in the aggregate principal amount, on a per issue basis, of Old Senior Notes that are not members of the Informal Senior Note Committee or of TOPrS Certificates that are not members of the Informal TOPrS Committee shall take actions which are materially adverse to, and in contravention of, the obligations under the Restructuring Agreement of the respective members of the Informal Senior Note Committee or Informal TOPrS Committee; or

          (vii) there shall be any material modification to, or severance of any provision of, the Plan which is materially inconsistent with the terms and conditions set forth in the exhibits to the Restructuring Agreement (including, without limitation, a material modification to, or severance of, the release and indemnification provisions set forth in the exhibits to the Restructuring Agreement).

E.    Pre-Petition Asset Disposition and Expense Reduction Efforts

          Throughout the entire pre-petition negotiation process, Golden Books continued to implement its pre-petition operational restructuring plan, centering on a rehabilitation around the Debtors' core children's publishing and distribution businesses. In that regard, prior to the Petition Date, the Debtors undertook extensive efforts to reduce overhead and other operating expenses through, among other things, the termination of nonessential employees, the disposition of certain nonessential assets and facilities, and the consolidation of business and administration functions. Among other actions, in 1998, Golden Books sold its distribution center in Coffeyville, Kansas, and a manufacturing and distribution facility in Fayetteville, North Carolina. In addition, the Debtors consolidated their office space in New York City. Such efforts resulted in several million dollars in expense reductions. The Debtors' cost reduction and business consolidation efforts are ongoing.

                                      III.

                        SIGNIFICANT POST-PETITION EVENTS

A.    Commencement Of Chapter 11 Cases

          On February 26, 1999 (the "Petition Date"), in furtherance of their restructuring efforts, the Debtors filed their Chapter 11 cases in the Bankruptcy Court. The Debtors' cases were assigned to the Honorable Tina L. Brozman, Chief United States Bankruptcy Judge for the Southern District of New York. The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. As of the date hereof, no trustee or official committee of unsecured creditors has been appointed in the Debtors' cases. The following sections present a brief description of some of the major events which have occurred since the Petition Date.

B.    First Day Orders

          On the Petition Date or shortly thereafter, the Bankruptcy Court entered several orders authorizing the Debtors to pay various pre-petition claims and granting other relief necessary to help the Debtors stabilize their day-to-day business operations. These orders were designed to allow the Debtors to continue business operations with minimum disruption and dislocation, and to ease the strain on the Debtors' relationships with their employees and other parties. Included among the orders entered by the Bankruptcy Court were orders authorizing the Debtors to: (i) pay pre-petition payroll, business expenses and other employee-related obligations; (ii) pay pre-petition royalties in the ordinary course of business; (iii) continue the Debtors' return policy; and (iv) continue, maintain and use their consolidated cash management system, existing bank accounts, and existing business forms.

C.    Professional Retentions

          On the Petition Date, the Bankruptcy Court entered orders authorizing the Debtors to retain, among others, (i) the law firm of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, as bankruptcy and reorganization counsel, and (ii) the firm of Conway, Del Genio, Gries & Co., Olympic Tower, 645 Fifth Avenue, New York, New York 10022, as financial advisors.

D.    Post-Petition Financing

          As noted above, prior to the Petition Date, the Debtors' operations were hampered by, among other things, significant reductions in their borrowing capacity under their pre-petition working capital facility with NationsCredit. Accordingly, on the Petition Date, one of the most important issues addressed by the Debtors was obtaining access to an adequate post-petition working capital facility to enable them to operate their businesses on a competitive basis and, thus, to successfully reorganize. After due deliberation and consideration of viable alternatives, the Debtors determined that it was in the best interests of their creditors and estates to seek authorization and approval of a $55 million post-petition financing facility from The CIT Group/Business Credit, Inc. ("CITBC"). Accordingly, on the Petition Date, the Debtors filed an application to authorize and approve of such facility pursuant to a Revolving Credit and Term Loan Agreement with CITBC dated as of March 1, 1999 (the "Loan Agreement").

          On March 1, 1999, the Bankruptcy Court entered an interim order (the "Interim Order") preliminarily approving of the Loan Agreement and authorizing the Debtors to borrow up to $30 million thereunder on an interim basis pending a final hearing. On March 29, 1999, the Court entered a final order (the "Final Order" and together with the Interim Order, the "Financing Order") authorizing the Debtors to obtain post-petition financing in the form of a $45 million revolving credit facility and $10 million term loan from CITBC pursuant to the Loan Agreement on a permanent basis; provided, however, that the Debtors are limited to aggregate borrowings of $45 million pending approval of the Informal Senior Note Committee to borrow up to the total $55 million facility (i.e., the $45 million revolving credit facility plus the $10 million term loan), which permission may not be unreasonably withheld. Pursuant to the Financing Order, as security for the borrowings under the Loan Agreement, CITBC was granted senior and junior liens on specified assets of the Debtors, and a superpriority administrative expense claim (subject to a carve out for fees of the United States Trustee and specified professional fees).

          In addition, pursuant to the Financing Order, the Debtors were authorized to use collateral (including cash collateral) in which liens and security interests were held by the Old

Senior Note Indenture Trustee and by GPH. Pursuant to the Financing Order, replacement and additional senior and junior liens on specified assets were provided to the Old Senior Note Indenture Trustee, and replacement liens on its pre-petition collateral and a specified superpriority administrative expense claim were provided to GPH.

E.    Sale of Assets of the Adult Publishing Division

          As noted above, the Debtors have been implementing a long-term strategic business plan centered on their core children's publishing and distribution operations through, among other things, the divestment of non-core assets. In that regard, on or about March 8, 1999, the Debtors filed a motion seeking authorization to sell the assets comprising their Adult Publishing Division, which had been extensively marketed since the Fall of 1998, to St. Martin's Press for approximately $11 million, subject to higher and better offers. Pursuant to an Order of the Bankruptcy Court, dated March 25, 1999, the Debtors were authorized to sell the Adult Publishing Division to St. Martin's Press, which sale was consummated on or about April 16, 1999.

F.    Extension of Time to Assume or Reject Leases

          Pursuant to Section 365(d)(4) of the Bankruptcy Code, the Debtors were required to assume or reject all nonresidential real property leases under which they are lessees within 60 days of the Petition Date unless such time period was extended by the Bankruptcy Court. By Order dated April 21, 1999, the Bankruptcy Court extended the time within which the Debtors may assume or reject their nonresidential real property leases through and including the date of confirmation of a plan(s) of reorganization.

          G.     Claims Process and Bar Date

                    1.    Schedules and Statements
                          ------------------------

                    On or about April 14, 1999, the Debtors' respective Schedules of Assets and Liabilities, Schedules of Executory Contracts and Unexpired Leases, and Statements of Financial Affairs, were filed with the Bankruptcy Court.

                    2.    Bar Date Order
                          --------------

                    On April 22, 1999, the Bankruptcy Court entered an order (the "Bar Date Order") (i) fixing May 26, 1999 (the "Claims Deadline") as the deadline for all creditors of the Debtors (except those expressly excluded by the Bar Date Order) to file proofs of claim against the Debtors for claims arising prior to the Petition Date and (ii) approving the form and manner of notice of the Claims Deadline to be provided by the Debtors to their creditors and other interested parties. The Bar Date Order provides that, except as set forth therein, any holder of a Claim that fails to file a timely proof of claim on or before the Claims Deadline is (a) forever barred from (i) asserting such Claim, whether directly or indirectly, against the Debtors, the Debtors' estates and their successors and assigns under any plan of reorganization and (ii) voting on any plan of reorganization in the Debtors' Chapter 11 cases or sharing in any distribution thereunder, and (b) receiving any distribution under any plan of reorganization confirmed by order of the Bankruptcy Court in the Chapter 11 Cases. Notwithstanding the foregoing, due to a delay in the service of notice of the Claims Deadline to certain parties, the Debtors have requested that the Claims Deadline be extended for approximately three weeks for record holders of publicly traded debt and equity securities affected by such delay.

                                       IV.

                              OVERVIEW OF THE PLAN


A.    General

          The following summary is intended as a brief overview of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is annexed hereto as Exhibit "A, and to the Plan Supplement. Holders of Claims and Equity Interests are respectfully referred to the relevant provisions of the Bankruptcy Code and are encouraged to review the Plan and this Disclosure Statement with their counsel.

          In general, a Chapter 11 plan of reorganization must (i) divide claims and equity interests into separate categories and classes, (ii) specify the treatment that each category and class is to receive under such plan, and (iii) contain other provisions necessary to implement the reorganization of a debtor. A Chapter 11 plan may specify that the legal, equitable, and contractual rights of the holders of claims or equity interests in certain classes are to remain unchanged by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to vote to accept the plan.

Accordingly, it is not necessary to solicit votes from holders of claims or equity interests in such "unimpaired" classes. Pursuant to Section 1124(1) of the Bankruptcy Code, a class of claims or interest is "impaired," and entitled to vote on a plan, unless the plan "leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder of such claim or interest."

          The Debtors believe that (i) under the Plan holders of impaired Claims and Equity Interests will obtain a greater recovery than they would otherwise obtain if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, and (ii) the Plan will enable the Debtors to emerge from Chapter 11 as a viable and competitive enterprise, and enhance the Debtors' ability to effect a return to profitability.

B.    Classification of Claims and Equity Interests

          Section 1122 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims and equity interests of a debtor's creditors and equity interest holders. In compliance with Section 1122, the Plan divides the holders of Claims and Equity Interests into two categories and eleven Classes, and sets forth the treatment offered to each Class.7 These

-----------------
7 A debtor is required under Section 1122 of the Bankruptcy Code to classify the claims and interests of its creditors and interest holders into classes containing claims and interests that are substantially similar to the other claims or interests in such class. While the Debtors believe that their classification of all Claims and Equity Interests is in compliance with the provisions of Section 1122 of the Bankruptcy Code, it is possible that a holder of a Claim or Equity Interest may challenge the Debtors' classification scheme and the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, it is the present intention of the Debtors, to the extent permitted by the Bankruptcy Court, to modify the Plan to provide for whatever
                                                                  (continued...)

Classes take into account the differing nature and priority of Claims against the Debtors. Section 101(5) of the Bankruptcy Code defines "Claim" as a "right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured" or a "right to an equitable remedy for breach of performance if such breach gives rise to a right to payment whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured." A "Claim" against the Debtors also includes a Claim against property of the Debtors, as provided in Section 102(2) of the Bankruptcy Code. An interest is an equity interest in a debtor.

          For the holder of a Claim to participate in a reorganization plan and receive the treatment offered to the class in which it is classified, its Claim must be Allowed. Under the Plan, an Allowed Claim is defined as: (a) a Claim that has been listed by the Debtors in their Schedules and (i) is not listed as disputed, contingent or unliquidated, and (ii) is not a Claim as to which a proof of claim has been filed; (b) a Claim as to which a timely proof of Claim has been filed as of the Bar Date and either (i) no objection thereto, or application to estimate, equitably subordinate or otherwise limit recovery, has been made on or before any applicable deadline, or (ii) if an objection thereto, or application to estimate, equitably subordinate or otherwise limit recovery, has been interposed, the extent to which such Claim (whether in whole

--------------------
7    (continued)
     reasonable classification might be required by the Bankruptcy Court for Confirmation, and to use the acceptances received by the Debtors from any holder of a Claim or Equity Interest pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such holder of a Claim or Equity Interest is ultimately deemed to be a member or in part) has been allowed by a Final Order; (c) a Claim arising from the recovery of property under Section 550 or 553 of the Bankruptcy Code and allowed in accordance with Section 502(h) of the Bankruptcy Code; or (d) any Claim allowed under the Plan.

C.    Treatment of Claims and Equity Interests Under the Plan

          The Plan segregates the various Claims against, and Equity Interests in, the Debtors into Administrative Expense Claims, Priority Tax Claims, Class 1 consisting of Priority Claims, Class 2 consisting of General Secured Claims, Class 3 consisting of Old Senior Note Claims, Class 4 consisting of GPH Claims, Class 5 consisting of TOPrS Claims, Class 6 consisting of General Unsecured Claims, Class 7 consisting of Debt Securities Recission or Damage Claims, Class 8 consisting of Old Preferred Stock Interests, Class 9 consisting of Old Common Stock Interests, Class 10 consisting of Equity Interest Recission or Damage Claims and Class 11 consisting of Subsidiary Equity Interests.

          Under the Plan, Claims in Classes 1, 2, 6 and 11 are unimpaired, and Claims in Classes 3, 4, 5, 7, 8, 9 and 10 are impaired. In the Debtors' opinion, the treatment accorded to the impaired Classes of Claims and Equity Interests under the Plan represents the best treatment which can be provided to such Classes under the circumstances and is superior to the treatment which would be afforded to such Classes in the event of a liquidation of the Debtors. Set forth below is a summary of the Plan's treatment of the various categories and Classes of Claims and Equity Interests. This summary is qualified in its entirety by the full text of the Plan. In the event of an inconsistency between the Plan and the description contained herein, the terms of the

Plan shall govern. The Plan is complicated and substantial. Time should be allowed for its analysis; consultation with a legal and/or financial advisor is recommended and should be considered.

          1.   Unclassified Categories of Claims
               ---------------------------------

               a.  Category 1 -- Administrative Expense Claims
                   -------------------------------------------

          Administrative Expense Claims include the actual and necessary costs and expenses incurred during the Chapter 11 Cases. Under the Plan, all Administrative Expense Claims shall be paid in full, in Cash, in such amounts as
(a) are incurred in the ordinary course of business by the Debtors, (b) are Allowed by the Bankruptcy Court upon the later of the Effective Date, the date upon which there is a Final Order allowing such Administrative Expense Claim or any other date specified in such order, or (c) may be agreed upon between the holder of such Administrative Expense Claim and the Debtors.

          Administrative Expense Claims shall include obligations to CITBC, costs incurred in the operation of the Debtors' businesses after the Petition Date, the fees and expenses of Professionals retained by the Debtors, any statutory committee appointed to serve in the Chapter 11 Cases, and the fees due to the United States Trustee pursuant to 28 U.S.C. ss. 1930. The Plan recognizes that GPH, the Informal Senior Note Committee, the Old Senior Note Indenture Trustee, the Informal TOPrS Committee, and the TOPrS Trustee (including the respective counsel and financial advisors to the foregoing (collectively, all such parties are referred to herein as the "Other Professionals")) have rendered a substantial contribution in the

Chapter 11 Cases within the meaning of Section 503(b) of the Bankruptcy Code, and, accordingly, the reasonable fees and expenses of the Other Professionals incurred on or before the Effective Date incurred in connection with the Chapter 11 Cases or the Plan shall be paid by the Reorganized Debtors as Administrative Expense Claims following (i) the submission of a request for payment pursuant to
Section 503(a) of the Bankruptcy Code and (ii) entry of an order of the Bankruptcy Court allowing same.

          All entities seeking an award by the Bankruptcy Court of Professional Fees, or of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within thirty (30) days after the Confirmation Date, and (b) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are allowed by the Bankruptcy Court (i) on the later of the Effective Date or the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors-in-Possession or, on and after the Effective Date, the Reorganized Debtors, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court.

          All Professional Fees for services rendered in connection with the Chapter 11 Cases and the Plan after the Confirmation Date, including, without limitation, those relating to the occurrence of the Effective Date, the prosecution of Causes of Action preserved hereunder and the resolution of Disputed Claims, shall be paid by the Reorganized Debtors upon receipt of an invoice therefor, or on such other terms as the Reorganized Debtors may agree to, without the need for further Bankruptcy Court authorization or entry of a Final Order. If the Reorganized Debtors and any Professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to such Professional, such amount shall be determined by the Bankruptcy Court. In addition, simultaneously with the closing of the Post-Effective Date Financing Facility, all of the Debtors' obligations to the DIP Lender pursuant to the DIP Loan Documents shall be fully and finally satisfied in accordance with the terms thereof.

               b.  Category 2 -- Priority Tax Claims
                   ---------------------------------

          Allowed Priority Tax Claims shall be paid in full, in Cash, upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Tax Claim, (c) the date that such Allowed Priority Tax Claim would have been due if the Chapter 11 Cases had not been commenced, or (d) upon such other terms as may be agreed to between the Debtors and any holder of an Allowed Priority Tax Claim; provided, however, that the Debtors may, at their option, in lieu of payment in full of Allowed Priority Tax Claims on the Effective Date, make Cash payments respecting Allowed Priority Tax Claims deferred to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed to by the Debtors and the appropriate governmental unit or, if they are unable to agree, as determined by the Bankruptcy Court. The Debtors estimate that, on the Effective Date, the aggregate amount of Allowed Priority Tax Claims will be approximately $400,000.

          2.     Unimpaired Classes of Claims
                 ----------------------------

          A Chapter 11 plan may specify that the legal, equitable, and contractual rights of the holders of claims or equity interests in certain classes are to remain unchanged by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to vote to accept the plan. Accordingly, it is not necessary to solicit votes from holders of Claims or equity interests in such "unimpaired" classes. Under the Debtors' Plan, the Class of Priority Claims (Class 1), the Class of General Secured Claims (Class 2), the Class of General Unsecured Claims (Class 6) and the Class of Equity Interests in Subsidiaries (Class 11) are unimpaired and, therefore, are deemed to have accepted the Plan.

               a.  Class 1 -- Priority Claims
                   --------------------------

          Each holder of an Allowed Priority Claim shall receive Cash in an amount equal to such Allowed Priority Claim on the later of the Effective Date and the date such Priority Claim becomes an Allowed Priority Claim, or as soon thereafter as is practicable, unless the holder of an Allowed Priority Claim and the Reorganized Debtors agree to a different treatment thereof. The Debtors estimate that, on the Effective Date, the aggregate amount of Allowed Priority Claims will be less than $50,000.

               b.  Class 2 -- General Secured Claims
                   ---------------------------------

          At the option of the Reorganized Debtors, (i) an Allowed General Secured Claim shall be reinstated and rendered unimpaired in accordance with
Section 1124(2) of the Bankruptcy Code, (ii) a holder of an Allowed General Secured Claim shall receive Cash in an amount equal to such Allowed General Secured Claim, including any interest on such Allowed General Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such General Secured Claim becomes an Allowed General Secured Claim, or as soon thereafter as is practicable, or (iii) a holder of an Allowed General Secured Claim shall receive the Collateral securing its Allowed General Secured Claim and any interest on such Allowed General Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, in full and complete satisfaction thereof on the later of the Effective Date and the date such General Secured Claim becomes Allowed, or as soon thereafter as is practicable.

          Included in the Class of General Secured Claims are subclasses consisting of secured obligations to (i) the Wisconsin Department of Revenue Division of Economic Development and the Racine County Economic Development Corporation, and (ii) the Wisconsin Department of Revenue Bureau of Business Finance. Specifically, Publishing and Parent have an approximately $1 million joint obligation to the Wisconsin Department of Revenue Division of Economic Development and Racine County Economic Development Corporation, which is secured by certain equipment located in Racine County, Wisconsin. Parent has an approximately $3 million secured obligation to the Wisconsin Department of

Revenue Bureau of Business Finance which is secured by specified equipment located in Racine County, Wisconsin. The Debtors intend to maintain such obligations post-Confirmation, and, therefore, to render such claimants unimpaired by providing them with the treatment set forth in clause (i) of the preceding paragraph.

               c.  Class 6 -- General Unsecured Claims
                   -----------------------------------

          To the extent not satisfied by the Debtors in the ordinary course of business prior to the Effective Date, in full and final satisfaction of such Claim, the legal, equitable, and contractual rights to which an Allowed General Unsecured Claim entitles the holder thereof shall be left unimpaired and, accordingly, shall be satisfied on the latest of (a) the Effective Date, (b) the date a General Unsecured Claim becomes an Allowed Claim, (c) the date an Allowed General Unsecured Claim becomes due and payable in the ordinary course of the Debtors' business consistent with the Debtors' ordinary payment practices, or
(d) the date on which the Debtors and the holder of such Allowed General Unsecured Claim otherwise agree in writing. At the option of the Debtors, the treatment provided in the Plan will result in the payment of any Allowed General Unsecured Claim, in Cash, in an amount equal to such Allowed General Unsecured Claim which payment shall include post-petition interest for the period from the Petition Date through the Effective Date calculated as follows: (i) to the extent holders of Allowed General Unsecured Claim are contractually entitled to receive interest, such holders shall receive post-petition interest at the contract rate, and (ii) all other holders of Allowed General Unsecured Claims shall receive post-petition interest at the rate applicable to federal judgements pursuant to 28 U.S.C. ss.ss. 1961, which on the Petition Date was 4.584%. The

Debtors estimate that, on the Effective Date, the aggregate amount of Allowed General Unsecured Claims will be approximately $15.4 million, and that the aggregate amount of post-petition interest to be paid with respect thereto will be between approximately $250,000 and $300,000.

               d.  Class 11 -- Subsidiary Equity Interests
                   ---------------------------------------

          On the Effective Date, record holders of Allowed Subsidiary Equity Interests shall continue to hold such equity interests, which equity interests shall continue to be evidenced by the capital stock held by such record holders in the Subsidiary or Subsidiaries as of the Effective Date. All Subsidiaries are wholly owned, directly or indirectly, by Parent.

          3.    Impaired Classes
                ----------------

          Pursuant to Section 1124 of the Bankruptcy Code, a class of claims or equity interests is impaired unless the legal, equitable, and contractual rights of the holders of claims or equity interests in such class are not modified or altered. Holders of Allowed Claims and interests in impaired classes are entitled to vote on a debtor's plan of reorganization. Under the Debtors' Plan, the Class of Old Senior Note Claims (Class 3), the Class of GPH Claims (Class
4), the Class of TOPrS Claims (Class 5), the Class of Debt Securities Rescission or Damage Claims (Class 7), the Class of Old Preferred Stock Interests (Class
8), the Class of Old

Common Stock Interests (Class 9), and the Class of Equity Interest Rescission or Damage Claims (Class 10) are impaired and, therefore, are entitled to vote on the Debtors' Plan.

               a.  Class 3 -- Old Senior Note Claims
                   ---------------------------------

          Allowance of Old Senior Note Claims. On the Effective Date, the Old Senior Note Claims shall be deemed Allowed in the aggregate amount of $150 million plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

          Distributions. On the Effective Date, each holder of an Allowed Old Senior Note Claim shall receive, in full and final satisfaction of such Allowed Claim (including any unsecured deficiency Claim in respect of the Old Senior Notes), its Pro Rata Share of (i) the New Senior Notes and (ii) 2,125,000 shares of New Parent Common Stock. The New Parent Common Stock issued to holders of Allowed Old Senior Note Claims as described in clause (ii) of the preceding sentence, will represent, in the aggregate, 42.5% of the authorized and outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants,
(ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

          Principal Terms of New Senior Notes. Subject to the occurrence of the Effective Date, the New Senior Note issued pursuant to the New Senior Note Indenture shall contain the following principal terms:

          Issuer:             Reorganized Publishing

          Guarantor:          Reorganized Parent and Reorganized Video (and
                              their respective direct and indirect subsidiaries and affiliates other than Reorganized Publishing)

          Principal Amount:   $87 million

          Maturity:           Fifth anniversary of the Effective Date

          Interest:           _________ Payable in Cash at a rate of 10% per
                              annum, or at the sole election of the issuer, payable in kind in additional New Senior Notes at a rate of 13.5% per annum, payable semi-annually;
                              provided, however, that commencing three years after the Effective Date, interest on the New
                              Senior Notes shall be payable only in cash at a rate of 10% per annum.

          Amortization:       _____________ Mandatory semi-annual amortization
                              payments of $8.33 million commencing three years after the Effective Date, i.e., commencing with the first semi-annual interest payment that is due during the fourth year after the Effective Date, to retire $25.0 million of the principal balance of the New Senior Notes prior to maturity

          Collateral:         New Senior Notes shall be secured by all
                              collateral securing the Old Senior Notes on the Petition Date as described in this Disclosure
                              Statement (including, without limitation, the proceeds arising under the Distribution
                              Agreement); provided, however, that the liens securing the -------- ------- Old Senior Notes on corporate leasehold improvements sold in connection with Parent's reduction of the office space at its corporate headquarters in New York, New York shall be deemed released.8 The New Senior
                              Notes shall also be secured by (i) a first lien on
                              (a) the Distribution Agreement, and (b) the
                              Debtors' rights and interests in and to "Lassie,"
                              "Felix the Cat," the "Film Library," and "Other
                              Entertainment Works"; and (ii) a blanket second lien on all assets pledged to the lender(s) under the Post-Effective Date Financing Facility.
                              Consistent with the foregoing, upon the Effective
                              Date, the

-----------------
8 See Section II.B.2. for a general description of the collateral securing the Old Senior Notes on the Petition Date.

                              New Senior Notes will be secured by either a first or second lien on all assets of Reorganized Parent and its direct and indirect subsidiaries.

          Call Protection:    New Senior Notes may be redeemed, in whole or in
                              part, at any time, at the option of the Issuer, at the redemption prices (expressed as percentages of principal amount of New Senior Notes) set forth below, plus accrued and unpaid interest to the date of redemption:

                                   Years From
                                   Effective Date         Redemption Price
                                   --------------         ----------------

                                   1 year                     105.00%
                                   2 years                    103.33%
                                   3 years                    101.25%
                                   Thereafter                 100.00%

                              Any net proceeds from the sale of any collateral securing the New Senior Notes (excluding sales of inventory or accounts receivable in the ordinary course of business) will be used to pay down the New Senior Notes (subject to the redemption schedule set forth above).

          Covenants:          Normal and customary for secured indebtedness of
                              this nature, to be determined to the reasonable satisfaction of the Informal Senior Note Committee and the Informal TOPrS Committee.

          Public Trading:     The New Senior Notes shall not be listed for
                              trading on a recognized securities exchange prior to 75 days from the date of issuance.

          Cancellation of Old Senior Notes and Related Instruments. As of the Effective Date, all Old Senior Notes, and all indentures, agreements, instruments and other documents evidencing Old Senior Note Claims and the rights of the holders thereof, shall be canceled and deemed null and void and of no further force and effect (all without further act or action by any Person), and all obligations of any Person (including, without limitation, the Old Senior Note

Indenture Trustee) under such instruments and agreements shall be fully and finally satisfied and released. Notwithstanding the foregoing, such cancellation shall not impair the rights and duties under the Old Senior Note Indenture as between the Old Senior Note Indenture Trustee and the beneficiaries of the trust created thereby.

               b.  Class 4 -- GPH Claims
                   ---------------------

          Allowance of GPH Claims. On the Effective Date, the GPH Claims shall be deemed Allowed in the aggregate amount of $10 million plus accrued and unpaid interest at the rate set forth in the GPH Notes relating to the period up to but not including the Petition Date. (See Section II.B.3 of this Disclosure Statement for a description of the GPH Notes and their terms).

          Distributions. On the Effective Date, the holder of the Allowed GPH Claim shall receive, in full and final satisfaction of such Allowed Claim (including any unsecured deficiency Claim in respect of the GPH Notes) 250,000 shares of New Parent Common Stock. The New Parent Common Stock issued to the holder of the Allowed GPH Claim pursuant to the Plan, will represent, in the aggregate, 5% of the authorized and outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants, (ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

          Cancellation of GPH Notes and Related Instruments. As of the Effective Date, all GPH Notes, the GPH Note Purchase Agreement and all agreements, instruments and other documents evidencing the GPH Claims and the rights of the holder thereof (including, without limitation, the Publishing Notes), and all liens and security interests securing the GPH Claims, shall be canceled and extinguished, and deemed null and void and of no force and effect (all without further act or action by any Person), and all obligations of any Person under such instruments and agreements shall be fully and finally satisfied and released.

               c.  Class 5 -- TOPrS Claims

          Allowance of TOPrS Claims. On the Effective Date, the TOPrS Claims shall be deemed Allowed in the aggregate amount of $105 million plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

          Distributions. On the Effective Date, each holder of an Allowed TOPrS Claim shall receive, in full and final satisfaction of such Allowed Claim, its Pro Rata Share of 2,500,000 shares of New Parent Common Stock. The New Parent Common Stock issued to holders of Allowed TOPrS Claims pursuant to the Plan, will represent, in the aggregate, 50.0% of the outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants, (ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

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



          Cancellation of TOPrS Certificates and Related Instruments. As of the Effective Date, all TOPrS Certificates and all Convertible Debentures, and all indentures, agreements, instruments and other documents evidencing TOPrS Claims and the rights of the holders thereof, shall be canceled and extinguished, and deemed null and void and of no further force and effect (all without further act or action by any Person), and all obligations of any Person under such instruments and agreements shall be fully and finally satisfied and released, and the TOPrS Trust shall be deemed dissolved.

               d.  Class 7 -- Debt Securities Rescission or Damage Claims
                   ------------------------------------------------------

          Subject to the releases contained in Section 9.1 of the Plan, each holder of an Allowed Debt Securities Rescission or Damage Claim shall retain all proceeds derived from or relating to any litigation instituted by or against any such holder or on his behalf which are payable by any entity other than the Debtors or Reorganized Debtors (but not any proceeds from any of the property or assets of the Debtors except proceeds of insurance policies maintained by the Debtors) but shall receive no other distribution under the Plan.

          Currently, there is a consolidated litigation pending in the United States District Court for the Southern District of New York (the "District Court") encaptioned Kevin Lemmer v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 5748 (AGS) and Green Fund and Cynthia Green Colin v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 7072 (AGS) purportedly on behalf of all persons who, during the period between May 13, 1997 and August 4, 1998, purchased Old Common Stock Interests or TOPrS Certificates,

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



alleging damages based on the Debtors' alleged dissemination of materially false and misleading statements regarding, among other things, the Debtors' restructuring program and the effect of the restructuring on the Debtors' financial condition, operations and liquidity. As of the date hereof, a class has not been certified in either action. The Debtors and the individual defendants deny the allegations and have filed a motion to dismiss the case. The plaintiffs filed an opposition to the Debtors' motion and the Debtors have filed a response. Additionally, the plaintiffs recently received leave of the District Court to further amend their complaint. The District Court has required that any additional pleadings respecting the motion to dismiss arising from such amendment be filed with the Court by mid-May. Thus, as of the date hereof, no ruling has been made by the District Court with respect to the motion to dismiss. The plaintiffs are represented by Milberg, Weiss, Bershad, Hynes & Learach LLP, One Pennsylvania Plaza, New York, New York 10119, (212) 594-5300,
Attn: Robert Wallner, Esq.

               e.  Class 8 -- Old Preferred Stock Interests
                   ----------------------------------------

          On the Effective Date, all Old Preferred Stock Interests shall be canceled, annulled, and extinguished, and the holder of the Allowed Old Preferred Stock Interests shall receive two-thirds (2/3) of the New Warrants to be issued pursuant to the Plan.

               f.  Class 9 -- Old Common Stock Interests
                   -------------------------------------

          Impairment and Voting. Class 9 is impaired by the Plan. Consequently, each holder of an Allowed Old Common Stock Interest shall be entitled to vote to accept or reject the Plan.

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



          Distributions. On the Effective Date, all Old Common Stock Interests shall be canceled, annulled and extinguished, and each holder of an Allowed Old Common Stock Interest (including any such Interest consisting of accrued and unpaid dividends on the Old Preferred Stock Interests) shall receive its Pro Rata Share of one-third (1/3) of the New Warrants to be issued pursuant to the Plan.

               g.  Class 10 -- Equity Interest Rescission or Damage Claims
                   -------------------------------------------------------

          Impairment and Voting. Class 10 is impaired by the Plan. Consequently, each holder of an Allowed Equity Interest Rescission or Damage Claim shall be entitled to vote to accept or reject the Plan.

          Distributions. Subject to the releases contained in Section 9.1 of the Plan, each holder of an Allowed Equity Interest Rescission or Damage Claim shall retain all proceeds derived from or relating to any litigation instituted by or against any such holder or on his behalf which are payable by any entity other than the Debtors or Reorganized Debtors (but not any proceeds from any of the property or assets of the Debtors except proceeds of insurance policies maintained by the Debtors) but shall receive no other distribution under the Plan.

          As set forth in more detail in subsection IV.C.3.d. above, currently, there is a consolidated litigation pending in the United States District Court for the Southern District of New York encaptioned Kevin Lemmer v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 5748 (AGS) and Green Fund and Cynthia Green Colin v. Golden Books Family

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



Entertainment, Inc., et al., Case No. 98 CIV 7072 (AGS), alleging an Equity Interest Recession or Damages Claim.

D.    Description of Transactions to Be Implemented in Connection with the Plan

          1.   New Senior Notes
               ----------------

          On the Effective Date, the New Senior Notes will be issued pursuant to the New Senior Note Indenture. The New Senior Notes will have the principal terms set forth in Section 4.3(d) of the Plan. In addition, the New Senior Notes will have normal and customary terms for secured indebtedness of this nature and standard financial covenants and, as set forth in Section IV.3.a. above, will be guaranteed. A form of the New Senior Note Indenture will be included as an exhibit to the Plan Supplement.

          2.   New Warrants
               ------------

          On the Effective Date, the New Warrants shall be issued pursuant to the Warrant Agreement to purchase that number of shares of New Parent Common Stock constituting 5%, on a fully-diluted basis, of the authorized and outstanding shares of New Parent Common Stock on the Effective Date, provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (ii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter. The New Warrants shall be exercisable until the third anniversary of the

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



Effective Date at a price of $46.05 per share and will have normal and customary terms for a security of this nature.

          3.   Reorganized Debtors' Charters
               -----------------------------

          Upon the Effective Date, the Reorganized Debtors' Charters will become effective. The Reorganized Debtors' Charters, together with the provisions of the Plan, will provide for the authorization and issuance of the New Senior Notes, the New Parent Common Stock and the New Warrants, a prohibition on the issuance of non-voting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code, and such other provisions that are necessary to facilitate consummation of the Plan.

          4.   Management Stock Option Plan
               ----------------------------

               a.  General; Ratification
                   ---------------------

               The Management Stock Option Plan, the form of which is annexed hereto as Exhibit "G", shall be effective immediately upon the Effective Date. The Management Stock Option Plan shall be a stock incentive program and shall provide for the issuance of up to 10%, on a fully-diluted basis, of the shares of New Parent Common Stock as of the Effective Date of the Plan. Shares of New Parent Common Stock issued pursuant to the Management Stock Option Plan shall be allocated as follows:

          o ________ Richard E. Snyder (Chief Executive Officer) -- 2%, on a fully-diluted basis, of the shares of New Parent Common Stock in the form of restricted stock to vest 2/3 on the second anniversary of the Effective Date

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



               and 1/3 on the third anniversary of the Effective Date (with vesting fully accelerated upon a termination without cause, a termination for good reason, a termination due to death or disability or a change of control).

          o Richard K. Collins (Chief Operating Officer), Philip Galanes (Chief Administrative Officer) and Colin Finkelstein (Chief Financial Officer) -- Each shall receive 1%, on a fully-diluted basis, of the shares of New Parent Common Stock in the form of at the money stock options with an exercise price based upon the total equity value of Reorganized Parent (as set forth in this Disclosure Statement) to vest ratably over a three year period (with vesting fully accelerated upon a termination without cause, a termination for good reason, a termination due to death or disability or a change of control).

          o Other Grants -- 5%, on a fully-diluted basis, of the shares of New Parent Common Stock shall be reserved for option grants to key employees up to one-half of which is to be determined by the Debtors' current management or board to be issued as part of the Debtors' 1999 bonus plan to management not covered by clauses (a) or (b) above, with the remainder to be determined by the board of directors of Reorganized Parent.

          On or prior to the Effective Date, the Management Stock Option Plan shall be adopted by Parent, and by voting to accept the Plan, all holders of Senior Notes, GPH Claims, and TOPrS Claims (who, collectively, on the Effective Date, will receive, in the aggregate, approximately 97.5% of the New Parent Common Stock to be issued pursuant to the Plan) shall be deemed to have ratified and approved the Management Stock Option Plan. Following the Effective Date, the Management Stock Option Plan may be modified by the Board of Directors of Reorganized Parent in accordance with the terms thereof and any such modification or amendment shall not require an amendment of the Plan.



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



               b.  Purpose
                   -------

          The purpose of the Management Stock Option Plan is to enhance the profitability and value of Reorganized Parent (hereinafter referred to throughout this section as the "Company") for the benefit of the Company and its stockholders by enabling the Company to offer eligible employees and consultants of the Company and its affiliates who are in a position to contribute materially to the long-term success of the Company, stock based incentives in the Company in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. The following description of the Management Stock Option Plan is qualified in its entirety by reference to such plan, a form of which is annexed hereto as Exhibit "G".

               c.  Administration

          The Management Stock Option Plan is to be administered and interpreted by a committee (the "Board Committee") of two or more members of the Board of Directors of the Company (the "Board") appointed by the Board, each of whom is intended to be a "non-employee director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3")) and an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). Notwithstanding the foregoing, if and to the extent that no Board Committee exists which has the authority to administer the Management Stock Option Plan, the functions of the Board Committee will be exercised by the Board.

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



               d.  Eligibility and Types of Awards
                   -------------------------------

          All eligible employees ("Eligible Employees") and consultants ("Consultants') of the Company and its affiliates are eligible to be granted non-qualified stock options ("NQO's), restricted stock ("Restricted Stock") and performance shares ("Performance Shares") under the Management Stock Option Plan. Eligible Employees of the Company or any "subsidiary" or "parent" of the Company (both within the meaning of Section 424 of the Code) shall also be eligible for grants of incentive stock options ("ISO's"). Eligibility for the grant of an award under the Plan (an "Award") and actual participation in the Management Stock Option Plan will be determined by the Board Committee in its sole discretion.

               e.  Available Shares
                   ----------------

          The Management Stock Option Plan authorizes the grant of Awards to Eligible Employees and Consultants (each individually a "Participant") with respect to a maximum of 10%, on a fully-diluted basis, of shares of New Parent Common Stock ("Shares"), which Awards may be in the form of NQO's, ISO's, Restricted Stock or Performance Shares, all as qualified by and set forth in the Management Stock Option Plan; provided, however, that the maximum number of Shares that may be granted under the Management Stock Option Plan with respect to awards of ISO's shall be 400,000. If Shares under an Award are forfeited or canceled for any reason whatsoever, then such Shares shall generally again be available for Award grants under the Management Stock Option Plan.

               f.  Awards under the Plan
                   ---------------------

                     (i) Stock Options

          NSO's and ISO's granted under the Plan will be subject to such terms not inconsistent with the terms of the Management Stock Option Plan, including exercise price per Share and conditions and timing of exercise, as may be determined by the Board Committee and specified in the applicable Award agreement or thereafter; provided, that any exercise price per Share may not be less than 100% of the fair market value of a Share on the grant date. The options that are intended to qualify as ISO's will also be subject to terms and conditions that comply with the rules of Section 422 of the Code. Payment in respect of the exercise price of an option granted to an Eligible Employee or Consultant may be made (i) in cash, bank draft or money order; (ii) if the New Parent Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through a "cashless exercise" procedure; or (iii) on such other terms and conditions as may be acceptable to the Board Committee. Generally, upon a termination of employment or consultancy, an individual will have a period of up to one year (based upon the type of termination) to exercise then vested options. Options that are not exercisable at the time of any such termination shall be canceled. Upon a Participant's termination for "cause" (as defined in the Management Stock Option Plan) all unexercised options, whether or not then vested, shall be canceled. Notwithstanding the foregoing, in the event of any Acquisition Event (as defined in the Management Stock Option Plan), the Board Committee, in its sole discretion, may upon at least twenty-day's notice, cancel all outstanding options; provided all such options subject to cancellation (whether or not then vested) may be exercised in full by the grantee at any time during that twenty-day period; and further provided that any such cancellation or exercise shall be null and void if the Acquisition Event does not occur.

                     (ii) Restricted Stock

          Shares of Restricted Stock granted under the Management Stock Option Plan will be subject to such terms and conditions, as may be determined by the Board Committee in its sole discretion. The Board Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified Performance Goals, including established Performance Goals in accordance with Code Section 162(m), or such other factors as the Board Committee may determine in its sole discretion. The purchase price for Restricted Stock will be fixed by the Board Committee, provided that such purchase price may be zero, to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

          Unless otherwise determined by the Board Committee, the Participant will have, with respect to the Shares of Restricted Stock, all of the rights of a holder of shares of New Parent Common Stock including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Shares of Restricted Stock, the right to tender such shares. The Board Committee may, in its sole discretion, determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable restriction period. Unless otherwise permitted by the Board Committee, upon a Participant's termination of employment or consultancy during a restriction period, all Shares subject to restriction will vest or be forfeited in accordance with the Management Stock Option Plan and the Participant's Award agreement.

                     (iii) Performance Shares

          Performance awards granted under the Management Stock Option Plan will consist of a right which is (a) denominated in cash or Shares, (b) payable in amounts, as determined by the Board Committee, based upon the achievement of such Performance Goals during such performance periods as the Board Committee will establish, and (c) payable at such time and in such form as the Board Committee will determine. Subject to the terms of the Management Stock Option Plan and any applicable Award agreement, the Board Committee will determine the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Any such amounts awarded may be paid currently or on a deferred basis, in the sole discretion of the Board Committee. Unless otherwise provided by the Board Committee, upon a termination of employment or consultancy during a performance period or during any other applicable period or restriction, the Performance Shares will vest (to the extent permitted under Section 162(m) of the Code) or be forfeited in accordance with the terms of the Award agreement.

               g.  Change in Control
                   -----------------

          Except as otherwise provided by the Board Committee, in the event of Change in Control of the Company (as defined in the Management Stock Option
Plan), all outstanding Awards granted under the Management Stock Option Plan will become fully vested and immediately exercisable and any period of restriction (whether related to the passage of time or the satisfaction of Performance Goals) shall be deemed satisfied in their entirety; provided, however, that the Board Committee may, in its sole discretion, provide for the purchase of any options by the Company or its affiliates (as defined in the Management Stock Option Plan) for an amount of cash equal to the Change in Control Price (as defined in the Management Stock Option Plan) over the aggregate exercise price of such options. Notwithstanding the foregoing, unless the Board Committee provides otherwise in an Award agreement, no acceleration of exercisability will occur with respect to options granted under the Management Stock Option Plan if the Board Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the options will be honored or assumed, or new rights substituted therefore (each such honored, accrued or substituted option being referred to in the Plan as an "Alternative Option"), by a Participant's new employer (or the parent of a subsidiary of such employer) immediately following the Change in Control, provided that (i) the shares of stock subject to the Alternative Option are publicly traded and (ii) the Alternative Option has substantially equivalent rights, benefits and economic value, as determined by the Board Committee.

               h.  Miscellaneous

                      (i) Transferability

          No option will be transferable by the Participant otherwise than by will or by the laws of descent and distribution. All options will be exercisable, during the Participant's lifetime, only by the Participant. Shares of Restricted Stock may not be transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. No Award will, except as otherwise specifically provided by law or in the Management Stock Option Plan, be transferable in any manner, and any attempt to transfer any such Award will be void, and no such Award will in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who will be entitled to such Award, nor will it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Board Committee may determine at the time of grant or thereafter that a non-qualified stock option that is otherwise not transferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Board Committee.

                      (ii) Adjustments

          In the event that the Board Committee determines that any corporate transaction or event affects the Shares such that an adjustment is deemed appropriate in order to prevent dilution or enlargement of the benefits intended to be made available to Participants under the Management Stock Option Plan, then the Board Committee shall, in such manner as it deems equitable, make the adjustments that are necessary to preserve the intended benefits under the Management Stock Option Plan.

                      (iii) Non-Qualified Plan

          The Management Stock Option Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Management Stock Option Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

               i.  Amendment and Termination
                   -------------------------

          The Board or the Board Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Management Stock Option Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Management Stock Option Plan, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant and, provided further, that without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or
Section 162(m) of the Code, or to the extent applicable to ISO's, Section 422 of the Code, no amendment may be made that would (i) increase the aggregate number of shares of New Parent Common Stock that may be issued under the Management

Stock Option Plan; (ii) increase the maximum individual Participant limitations for a fiscal year; (iii) change the classification of employees or Consultants eligible for Award grants under the Management Stock Option Plan; (iv) extend the maximum option term; (v) decrease the minimum option price of any option;
(vi) extend the maximum option period; (vii) materially alter the performance criteria for the Award of Restricted Stock; or (viii) require stockholder approval in order for the Management Stock Option Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to ISO's, Section 422 of the Code. In no event may the Management Stock Option Plan be amended without stockholder approval in a manner that would require such approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

               j. Certain Federal Income Tax Consequences Relating to the
                  Management Stock Option Plan
                  ----------------------------

          The following summary of the Federal income tax consequences of Awards under the Management Stock Option Plan is based on statutory authority intended to reflect the current provisions of the Code and the regulations promulgated thereunder, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country, and the U.S. Federal tax effects on the Company in connection with the Management Stock Option Plan and awards granted thereunder. The U.S. Federal income tax law is technical and complex, and the discussion below represents only a general summary.

                      (i) Non-Qualified Stock Options

          No income will be realized by an optionee upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code of compensation paid to executives covered by those sections. The optionee's tax basis in the underlying Shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the nonqualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.

                      (ii) Incentive Stock Options

          The Code generally requires that, for incentive stock option treatment: (i) Shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise, and (ii) at all times during the period beginning on the date of grant of the option and ending on the day three months before the date of exercise, the optionee was an employee of either the Company or its affiliates.

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



Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an item of adjustment which may give rise to "alternative minimum tax" liability at the time of exercise. If the optionee does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option or disposition of the shares. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives covered by those sections.

          Notwithstanding the foregoing, pursuant to applicable rules under
Section 16(b) of the Securities Exchange Act of 1934, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") may begin a six-month holding period that (absent a written election (pursuant to Code Section 83(b)) filed with the Internal Revenue Service within

30 days after the date of transfer of shares of New Parent Common Stock to include the Spread in income) defers the timing of income recognition until the end of the holding period (the "Deferral Period"). There will be no Deferral Period if the option grant (a) is approved in advance by the Company's Board of Directors (or a committee composed solely of two or more "Non-Employee Directors" as defined under applicable law) or (b) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option granted the requirements described in clauses (a) or (b) above will be the date of exercise.

          The payment by an optionee of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

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



                      (iii) Restricted Stock

          An individual who is awarded Restricted Stock may elect under Section 83(b) of the Code to include in ordinary income, as compensation at the time Restricted Stock is first issued, the excess of the fair market value of such shares at the time of issuance over the amount paid, if any, for such shares. Unless a Code Section 83(b) election is timely made (no later than the expiration of the 30 day period following the time of issuance), no taxable income will be recognized by the grantee until such shares are no longer subject to a substantial risk of forfeiture (the "Restrictions"). However, when the Restrictions lapse, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the New Parent Common Stock on the date of lapse over the amount paid, if any, for such shares. Any ordinary income recognized by an employee with respect to Restricted Stock will be subject to both wage withholding and employment taxes.

          If a Code Section 83(b) election is made, any dividends received on shares which are subject to Restrictions will be treated as dividend income. If such an election is not made, dividends received on the New Parent Common Stock for the period prior to the time the Restrictions on such shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes, and will be (except with regard to Consultants), subject to wage withholding and employment taxes.

          The tax basis in Restricted Stock will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized with respect to the receipt of such shares or the lapse of Restrictions thereon. The holding period for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares to the grantee if a Code Section 83(b) election is made with respect to such shares, or immediately after the Restrictions on such shares lapse, if no Code Section 83(b) election is made.

          In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the application of Code Sections 162(m) and 280(G)) in an amount equal to the ordinary income recognized by the grantee with respect to Restricted Stock awarded pursuant to the Management Stock Option Plan.

          If, subsequent to the lapse of Restrictions on Restricted Stock, a grantee sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss. If a Code Section 83(b) election is made and, before the Restrictions on the shares lapse, the shares which are subject to such election are in effect forfeited: (i) the grantee will not be permitted to deduct the amount included in income by reason of a Code Section 83(b) election, and (ii) the grantee may recognize a loss in an amount equal to the excess, if any, of the amount paid for the shares over the amount received upon such forfeiture (which loss will ordinarily be a capital loss). In such event, the Company will be required to include in its income the amount of any deduction allowable to it in connection with the shares. A grantee will recognize gain in an amount equal to the excess, if any, of the amount received by the grantee upon such resale or forfeiture over the amount paid for the shares (which gain would ordinarily be capital gain).

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



                      (iv) Performance Shares

          A grantee will not be taxed at the time of grant of Performance Shares. If the performance targets and/or the other requirements for a payment of Performance Shares are achieved, the grantee will receive distributions of New Parent Common Stock and/or cash. The grantee will recognize ordinary income in an amount equal to any cash received and the fair market value of the New Parent Common Stock received, on the date of receipt. If the grantee is an employee, the ordinary income recognize by the grantee will be subject to both wage withholding and employment taxes.

          The grantee's tax basis in any shares received will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by the grantee with respect to the receipt of such shares. The holding period for such shares for purposes of determining gain or loss on subsequent sale will begin immediately after the transfer to the grantee of such shares.

          In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the possible application of Sections 162(m) and 280G of the Code) in an amount equal to the ordinary income recognized by the grantee. If the grantee sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss.

               k.  Future Plan Awards
                   ------------------

          Because future awards under the Management Stock Option Plan will be based upon prospective factors including the nature of services to be rendered by prospective employees and consultants and their potential contributions to the success of the Company, actual awards cannot be determined at this time.

          5.  Cancellation and Surrender of Existing Securities and Agreements.
              ----------------------------------------------------------------

          Except as may otherwise be provided in the Plan, on the Effective Date, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Equity Interest shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged and released. In addition, on the Effective Date, Reorganized Parent and Richard E. Snyder shall enter into an agreement providing for Mr. Snyder's transfer to Parent of his entire interest in certain shares of Old Parent Common Stock in full and complete satisfaction of obligations under a non-recourse promissory note to Parent related thereto.

          Each holder of a promissory note, share certificate, bond or other instrument evidencing a Claim or Equity Interest, shall surrender such promissory note, share certificate, bond or instrument to the Reorganized Debtors (or their disbursing agent), unless such requirement is waived by the Reorganized Debtors. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate, bond or instrument is received by the Reorganized Debtors (or their disbursing agent), or the unavailability of such promissory note, share certificate, bond or instrument is established to the reasonable satisfaction of the Reorganized Debtors (or their disbursing agent), or such requirement is waived by the Reorganized Debtors. The Reorganized Debtors may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates, bonds or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtors. Any holder that fails within the later of one year after the Effective Date and the date of Allowance of its Claim or Equity Interest (i) to surrender or cause to be surrendered such promissory note, share certificate, bond or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors (or their disbursing agent), and (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtors (or their disbursing agent), shall be deemed to have forfeited all rights, Claims and Causes of Action against the Debtors and Reorganized Debtors and shall not participate in any distribution hereunder.

          6.  Employment Contracts
              --------------------

          Except as otherwise provided in the Plan or as agreed among the Informal Committees, the Debtors and the respective employee, on the Effective Date, employment contracts of current employees of the Debtors will be assumed. On the Effective Date, the current employment contract of Richard E. Snyder shall be deemed canceled and terminated, and Reorganized Parent and Mr. Snyder shall enter into a new revised employment contract which shall become automatically effective on the Effective Date. The form of such new employment contract is attached to the Restructuring Agreement which is annexed hereto as Exhibit "C". In addition, the employment contracts of Philip Galanes, Richard Collins and Colin Finkelstein shall be amended and, as amended, shall be effective on the Effective Date. The forms of such amendments are collectively annexed hereto as Exhibit "F."

          7.  Registration Rights Agreements
              ------------------------------

          On and after the Effective Date, Reorganized Parent and appropriate holders of New Senior Notes and New Parent Common Stock shall enter into an appropriate registration rights agreement(s).

          8. Substantive Consolidation
             -------------------------

          Substantive consolidation is an equitable right that may be effectuated in Chapter 11 cases involving affiliated debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of affiliated debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity for purposes of a Chapter 11 plan. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and, for purposes of the plan, issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. Substantive consolidation of two or more debtors' estates generally results in the deemed consolidation of the assets and liabilities of such debtors, the deemed elimination of intercompany claims, multiple and duplicative creditor claims, joint and several liability claims and guarantees, and the payment of allowed claims from a common fund.

          Pursuant to the Plan, contemporaneously with the entry of the Confirmation Order (but subject to the occurrence of the Effective Date), the Debtors' estates shall be substantively consolidated. In particular, except as expressly provided in the Plan, the Debtors and Reorganized Debtors shall continue to maintain their separate corporate existence for all purposes other than the treatment of Claims under the Plan. Thus, on the Effective Date: (i) all assets (and all proceeds thereof) and liabilities of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Parent, (ii) no distributions shall be made under the Plan on account of intercompany Claims among the Debtors and all such Claims (including, without limitation, Claims based upon the Publishing Notes) shall be eliminated,
(iii) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, (iv) each and every Claim filed or to be filed in any of the Chapter 11 Cases shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors and
(v) for purposes of determining the availability of the right of set-off under
Section 553 of the

Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set-off against the debts of any of the other Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, and (ii) Subsidiary Equity Interests.

          The Debtors believe that substantive consolidation is appropriate in these cases and will facilitate confirmation of the Plan. Specifically, the Debtors' operations and indebtedness are significantly interrelated. The Debtors also share common management and have a centralized cash management system. Therefore, the Debtors believe that the substantive consolidation of their Chapter 11 cases is warranted and in the best interest of the Debtors' creditors, shareholders and estates.

E.    Funding for the Plan

          The funds utilized to make Cash payments under the Plan have been and/or will be generated from, among other things, the operation of the Debtors' businesses, asset dispositions, and borrowing under the Post-Effective Date Financing Facility. The Post- Effective Date Financing Facility, among other things, shall (i) be effective on the Effective Date, (ii) be a senior secured facility, (iii) provide for aggregate borrowings (including a working capital line of credit) of up to $60 million, provided, that, on the Effective Date, the maximum amount of borrowing availability under the Post-Effective Date Financing Facility shall be $45 million with the remaining $15 million of availability under such facility becoming automatically available for borrowing by the Reorganized Debtors upon their attainment of certain levels of operating performance to be mutually agreed to by the Debtors and the Informal Senior Note Committee in good faith, and (iv) contain terms and conditions in form and substance acceptable to the Debtors.

F.    Description of Other Provisions of the Plan

          1.     Disputed Claims
                 ---------------

          The Plan provides that with respect to any Disputed Claims and Equity Interests, for the purposes of effectuating the provisions of the Plan and the distributions to holders of Allowed Claims and Equity Interests, the Bankruptcy Court, on or prior to the Effective Date or such date or dates thereafter as the Bankruptcy Court shall set, may fix or liquidate the amount of such Disputed Claims and Equity Interests pursuant to Section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed the maximum amounts of the Disputed Claims and Equity Interests pursuant to Section 502(c) of the Bankruptcy Code for purposes of distribution under the Plan. When a Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest, the Reorganized Debtors shall distribute to the holder of such Allowed Claim or Equity Interest, the property distributable to such holder as provided in the Plan.

          2.     Disputed Payments
                 -----------------

          The Plan provides that in the event of any dispute between and among holders of Claims or Equity Interests and/or the holders of a Disputed Claim or Equity Interest as to the right of any Person to receive or retain any payment or distribution to be made to such Person under the Plan, the Reorganized Debtors may, in lieu of making such payment or distribution to such Person, instead hold such payment or distribution, without interest, until the disposition thereof shall be determined by a Final Order of the Bankruptcy Court or other court with appropriate jurisdiction.

          3.     Unclaimed Property
                 ------------------

          Any distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall revert and be revested in the Reorganized Debtors, and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be forfeited, extinguished, and forever barred.

          4.     Issuance of New Securities
                 --------------------------

          The Reorganized Debtors shall issue, in accordance with the terms of the Plan, 5,000,000 shares of New Parent Common Stock, the New Senior Notes and 263,000 New Warrants. On the Effective Date, the Debtor will transmit written instructions regarding the surrender of Old Senior Notes, Old Preferred Stock Interests, and Old Common Stock Interests, and the distribution of shares of New Parent Common Stock and New Warrants to those parties entitled to distributions thereof pursuant to the Plan. Reorganized Parent will use its reasonable best efforts to cause the New Parent Common Stock and the New Senior Notes to be listed for trading on a national securities exchange or the NASDAQ National Market System. All shares of New Parent Common Stock to be issued pursuant to the Plan (including, without limitation, upon exercise of the New Warrants) shall be, upon issuance, fully paid and non-assessable, and shall be subject to dilution only as may be expressly set forth in this Plan or in the Plan Documents, and the holders thereof shall have no preemptive or other rights to subscribe for additional shares.

          5.     Discharge
                 ---------

          Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or the Plan, the distributions made pursuant to and in accordance with the applicable terms and conditions of the Plan are in full and final satisfaction, settlement, release and discharge as against the Debtors of any debt that arose before the Effective Date, and any debt of a kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and all Claims and Equity Interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of Claim or Equity Interest based on such debt, obligation or equity interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is Allowed under Section 502 of the Bankruptcy Code or (iii) the holder of such Claim or Equity Interest has accepted the Plan; provided, however, that the foregoing discharge shall not apply to rights of holders of Rescission or Damage Claims, and Indemnification Claims arising from or related thereto, to pursue such claims against the

Debtors solely to obtain a right or recovery against any applicable insurance coverage of the Debtors or to seek indemnification, all as otherwise provided by
Section 7.3 of the Plan (but not to enforce a judgment on any other property of the Debtors or Reorganized Debtors).

          6.     Termination of Subordination Rights
                 -----------------------------------

          The classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and (c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

          7.     Additional Releases9
                 -------------------

          Without limiting the provisions of Section 9.2 of the Plan and except as otherwise provided in the Plan, as of the Effective Date, in consideration for, and as part of the treatment afforded to, the holders of Claims and Equity Interests under the Plan, and for other valuable consideration, each of the Released Parties shall be deemed forever released from any and all Causes of Action that any Person may have asserted, could have asserted, or could in the future assert, directly or indirectly, against any of the Released Parties relating to the Debtors or the Chapter 11 Cases on or prior to the Effective Date, provided, however, that the foregoing release shall not apply to (i) Causes of Action that arise from obligations or rights created under or in connection with the Plan or any agreement provided for or contemplated in the Plan, and (ii) the rights of holders of Rescission or Damage Claims to pursue such claims against present or former officers and directors of the Debtors as named defendants in litigations respecting such Rescission or Damage Claims solely for purposes of preserving or obtaining a right of recovery against any applicable insurance coverage of the Debtors but not to enforce a judgment against any property of any present or former officers and directors of the Debtors except to the

-------------------
9 The U.S. Trustee filed an objection to this Disclosure Statement regarding the release provisions of the Plan. In summary, the U.S. Trustee has objected to the Disclosure Statement on the grounds that a broad reading of the release provisions contained in the Plan may be deemed to release non-debtor parties from liability arising under any federal, state, city or municipal (i) tax code, (ii) environmental law or (iii) criminal law. Generally (and with all rights reserved), the Debtors do not believe that the release provisions are intended to apply to the areas of concern which the U.S. Trustee has communicated to the Debtors. The U.S. Trustee has agreed to withdraw its objection as it relates to this Disclosure Statement, but has reserved such objection as an objection to Confirmation of the Plan. The Debtors are negotiating with the U.S. Trustee in an effort to resolve the objection on a consensual basis.

extent of the insurance proceeds of the Debtors and any other proceeds made available under the indemnification rights as provided for in Section 7.3 of the Plan. Notwithstanding anything in the Plan to the contrary, nothing in the Plan shall discharge, release or exculpate any non-Debtor from any liability to the United States of America and/or its agencies.

          Except as, and only to the extent provided otherwise in the Plan, as of the Effective Date, each of the Released Parties forever releases, waives and discharges all known and unknown Causes of Action of any nature that such Released Party has, had or may have against any other Released Party for all acts and omissions related to the Debtors arising from or related to the Chapter 11 Cases through the Effective Date, other than Causes of Action that arise from obligations or rights created under or in connection with the Plan or any agreement provided for or contemplated in the Plan.

          The Debtors believe that the third party release and injunction provisions contained in the Plan are appropriate and essential elements under the Plan and the Restructuring Agreement. The Debtors believe that such release and injunction provisions are appropriate in that there is an identity of interest between the Debtors and the Released Parties due to, among other things, the Debtors' indemnification obligations to certain of the Released Parties. In addition, the Released Parties have contributed and are contributing valuable consideration to the Plan, including but not limited to, (i) the significant concessions and compromises contained in the Restructuring Agreement and the Plan, all of which were instrumental in stabilizing the Debtors' pre- and post-Petition Date operations, (ii) the Released Parties have been integral to the negotiation and formulation of the Restructuring Agreement and the Plan,
(iii) the Released

Parties have agreed to accept impaired treatment and relinquish significant rights under the Plan, absent which the substantial value and recoveries provided under the Plan would not be possible and (iv) certain of the Released Parties, who the Debtors believe are critical to the ongoing operations and success of the Reorganized Debtors, have agreed to provide future services to the Debtors, in consideration, inter alia, of the releases contained in the Plan. Furthermore, such provisions are essential elements of the Restructuring Agreement, pursuant to which members of the Informal Senior Note Committee, members of the Informal TOPrS Committee and certain other signatory holders of such securities, Mr. Richard E. Snyder and GPH, have all agreed to accept impaired treatment under the Plan and all of which support the releases contained in the Plan. In addition, all General Unsecured Claims will be paid in full (including post-petition interest) pursuant to the Plan, and, thus holders of General Unsecured Claims are not prejudiced by the releases contained in the Plan.

          8.     Injunctions
                 -----------

          As of the Effective Date and subject to its occurrence, all Persons that have held, currently hold or may have asserted a Claim, a Cause of Action or other debt, or liability, or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released or terminated pursuant to the Plan, are permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, creating, perfecting or enforcing any lien or encumbrance, asserting a set-off right or subrogation or recoupment of any kind against any debt, liability or obligation due to any such releasing Person, and from commencing or continuing any action, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions hereof, provided, however, that the foregoing injunctions shall not apply to rights of the holders of Rescission or Damage Claims, and Indemnification Claims arising from or related thereto, to pursue such claims against any Person that is discharged or released pursuant to this Plan solely to obtain a right of recovery against any applicable insurance coverage or to seek indemnification as otherwise provided by Section 7.3 of the Plan but not to enforce a judgment against any property of any Person that is discharged or released pursuant to this Plan except to the extent of insurance proceeds or to seek indemnification as otherwise provided by
Section 7.3 of the Plan.

          As of the Effective Date, except as otherwise provided in the Plan, all Persons are permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise against any or all of the Released Parties, on account of or respecting any claims, debts, rights, Causes of Action or liabilities released or discharged pursuant to the Plan, except to the extent expressly permitted under the Plan.

          Without limitation to the scope, extent, validity or enforceability of the injunctive relief set forth in the Plan and in the Confirmation Order, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Equity Interest receiving distributions pursuant to the Plan is deemed to have specifically consented to the releases and injunctions set forth in the Plan.

          9.     Exculpation
                 -----------

          Pursuant to the Plan, neither the Debtors, Reorganized Debtors, the Informal Committees, any official committee of creditors appointed in these cases, or GPH, nor any of their respective members, officers, directors, employees, advisors, agents or Professionals shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the preparation or formulation of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized Debtors and each of their respective members, officers, directors, employees, advisors, agents and Professionals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing in the Plan shall, or shall be deemed to, release the Debtors or Reorganized Debtors from, or exculpate the Debtors or Reorganized Debtors with respect to, their respective obligations or covenants arising pursuant to the Plan.

          10.    Section 1146 Exemption
                 ----------------------

          In accordance with Section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with the Plan, the issuance, renewal, modification or securing of indebtedness by such means, and (c) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

          11.    Full and Final Satisfaction
                 ---------------------------

          Pursuant to the Plan, all payments and all distributions shall be in full and final satisfaction, settlement, release and discharge of all Claims and Equity Interests, except as otherwise provided in the Plan.

          12.    Cram-Down
                 ---------

          If any impaired Class entitled to vote shall not accept the Plan by the requisite majorities provided in Sections 1126(c) or 1126(d) of the Bankruptcy Code as applicable, or if any impaired Class is deemed to have rejected the Plan, the Debtors reserve the right (a) to undertake to have the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code and (b) to amend the Plan to the extent necessary to obtain entry of the Confirmation Order. Without limiting the foregoing, in the event that any Class of Claims or Equity Interest holders ranking in priority below class 6 (General Unsecured Claims) votes to reject the Plan (and the Bankruptcy Court determines that, as a result thereof, the Plan is unconfirmable), the Debtors reserve the right to amend the Plan to provide that all Classes ranking in priority below class 6 (i.e., Classes 7, 8, 9 and 10) shall not receive or retain any property under the Plan, including, without limitation, that Classes 8 and 9 would not receive the New Warrants currently contemplated to be distributed under the Plan. In such case, Classes 7, 8, 9 and 10 would be deemed to reject the Plan, in which event, the Debtors would then seek to confirm the Plan under Section 1129(b) of the Bankruptcy Code without re-soliciting votes to accept or reject the Plan and Ballots cast respecting such Classes would be disregarded.10




-------------------
10 GPH has reserved the right not to support the Plan or to invoke its other rights under the Restructuring Agreement in the event that the Debtors amend the Plan to provide that Classes 7, 8, 9 and 10 do not receive or retain any property under the Plan.

          13.    Disbursement of Funds and Delivery of Distribution
                 --------------------------------------------------

          Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Reorganized Debtors (or their disbursing agent) to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or notice of transfer of claim filed by such holder that provides an address for such holder different from the address reflected on the Schedules. Any payment of Cash made by the Reorganized Debtors (or their disbursing agent) pursuant to the Plan shall be made by check drawn on a domestic bank. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

          Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of .50 or less and rounding up in the case of more than .50). No fractional New Senior Notes shall be distributed under the Plan. Whenever any payment of a fraction of a dollar of principal amount of New Senior Notes would otherwise be called for, the actual New Senior Note distributed shall reflect a rounding of such fraction to the nearest whole dollar of principal amount (rounding down in the case of .50 or less and rounding up in the case of more than .50). No fractional shares of New Parent Common Stock or New Warrants shall be distributed under the Plan. Fractional interests shall be combined into as many whole shares of New Parent Common Stock or New Warrants, as the case may be, as possible and shall be redistributed to holders of Claims and Equity Interests (as applicable) with fractional interests, in descending order, until all such whole shares of New Parent Common Stock or New Warrants are distributed.

          As of the close of business on the Distribution Record Date, the claims register (for Claims) and the transfer ledgers (for Old Senior Notes, TOPrS Certificates and Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors, Reorganized Debtors and the respective indenture trustees for all the Old Senior Notes and TOPrS Certificates, as the case may be, shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal, for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 6.1 of the Plan), with only those holders of record as of the close of business on the Distribution Record Date.

          Except as to applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code (with respect to which procedures respecting objections shall be governed by Section 2.1(b) of the Plan and the Confirmation Order or other Final Order), the Debtors or Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, subject to approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

          14.    Avoidance and Recovery Actions
                 ------------------------------

          As of and subject to the occurrence of the Effective Date, the Debtors and the Reorganized Debtors, for and on behalf of themselves and their Estates, will waive and release any of the Causes of Action under Sections 510, 544, 547, 548, 550 and 553 of the Bankruptcy Code.

          15.    Retention of Jurisdiction
                 -------------------------

          The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                 (a) to hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims, provided that only Debtors may file objections to Claims;

                 (b) to hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;

                 (c) to hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

                 (d)    to liquidate any Disputed Claim;

                 (e) to enforce the provisions of the Plan, including the injunction, exculpation and releases provided for in the Plan;

                 (f) to enable the Debtors to prosecute any and all proceedings which have been or may be brought prior to the Effective Date to set aside liens or encumbrances and to recover any transfers, assets, properties, or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any federal state, or local laws;

                 (g) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of the Plan;

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



                 (h) to determine any Claim or liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

                 (i) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code; and

                 (j) to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.

          16.    Executory Contracts and Unexpired Leases
                 ----------------------------------------

          Any unexpired lease or executory contract that has not been expressly rejected by the Debtors or treated in the Plan with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by the Debtors unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such unexpired lease or executory contract or such executory contract or unexpired lease is otherwise designated for rejection; provided that (a) such lease or executory contract is ultimately rejected and (b) the filing of the Confirmation Order shall be deemed to be a rejection of all then outstanding unexercised stock options, warrants and similar rights. In accordance with Section 1123(a)(5)(G) of the Bankruptcy Code, on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall cure all defaults under any executory contract or unexpired lease assumed pursuant to the Plan by making a Cash payment in an amount agreed to

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



between the Reorganized Debtors and the claimant, or as otherwise fixed pursuant to a Final Order.

          17. Bar Date for Filing Proofs of Claims Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan
                 ------------------------------------------------------------

          Claims arising out of the rejection of an executory contract or unexpired lease designated for rejection pursuant to the Confirmation Order must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order by no later than 30 days after the notice of entry of an order approving such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors and their property, and the holders thereof shall not be entitled to any distribution under the Plan or otherwise from the Debtors or Reorganized Debtors. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

          18.    Indemnification Claims
                 ----------------------

                 (a) Notwithstanding anything to the contrary contained herein, all Persons holding or asserting Indemnification Claims (whether directly, by subrogation or otherwise) shall be entitled to obtain recovery on account of such Claims solely from the proceeds of any applicable directors' and officers' insurance policy maintained by the Debtors or Reorganized Debtors, as the case may be, and shall not, under any circumstances, be entitled to obtain a recovery in respect of such Indemnification Claims from the Reorganized Debtors; provided, however, that the Reorganized Debtors shall remain responsible for, and shall pay, in respect of any and all Indemnification Claims, all retention amounts and coinsurance obligations arising under, or necessary to maintain, its directors' and officers' insurance policies. The Debtors or Reorganized Debtors, as the case may be, shall continue and maintain all presently existing directors' and officers' insurance policies, and all such policies shall remain in full force and effect following Confirmation. The Debtors shall maintain any prior directors' and officers' insurance policies and renew existing policies as they expire at comparable or greater coverage levels.

                 (b) As set forth in Section 7.3(b) of the Plan, in the event that: (i) the Bankruptcy Court does not approve any or all of the material provisions of Article 9 of the Plan (i.e., releases and injunctions), and (ii) the Plan is not terminated pursuant to Section 12.5 thereof, then all Indemnification Claims shall be assumed by the Reorganized Debtors without limitation.11

          19.    Compensation and Benefit Programs
                 ---------------------------------

          Except as otherwise provided in the Plan, all employment and severance practices and policies and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings

-----------------------
11 The Informal Committees, under the Plan, have the right to cause the Plan to not become effective if Section 7.3(b) is made relevant and enforceable, and have advised the Debtors that, as of the date hereof, they would cause the Plan to not become effective in such event.

plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated either as executory contracts pursuant to Section 7.1 of the Plan or as permitted under applicable non- bankruptcy law.

          Included in the foregoing compensation and benefit plans to be assumed pursuant to the Plan is the Debtors' 1999 Bonus Plan. Pursuant to the Debtors' 1999 Bonus Plan, senior and certain middle level management of the Debtors are eligible to receive a bonus if certain performance targets are obtained by the Debtors. Such participants are classified into one of five groups, based on employment position, and, depending on the group in which they are classified, are eligible to receive bonuses in varying percentages of their base salary depending upon the level of operating performance achieved.

          20.    Retiree Benefits
                 ----------------

          Payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period, the Debtors are contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtors under applicable law.

          21.    Post-Confirmation Fees, Final Decree
                 ------------------------------------

          The Reorganized Debtor shall be responsible for the payment of any post- confirmation fees due pursuant to 28 U.S.C.ss. 1930(a)(6) and the filing of post-confirmation

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



reports, until a final decree is entered. A final decree shall be entered as soon as practicable after distributions have commenced under the Plan.

          22.    Continuation of Bankruptcy Injunction or Stays
                 ----------------------------------------------

          All injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          23.    Revesting of Assets
                 -------------------

          Except as otherwise provided by the Plan, upon the Effective Date, pursuant to Section 5.10 of the Plan, title to all properties and assets dealt with by the Plan shall pass to the Reorganized Debtors free and clear of all Claims, Liens, encumbrances and interests of creditors and of equity security holders (except those Claims, Liens, encumbrances and interests created pursuant to this Plan) and the Confirmation Order shall be a judicial determination of discharge and extinguishment of all Claims, Liens or Equity Interests (except those created pursuant to this Plan). Notwithstanding the foregoing, nothing in
Section 5.10 of the Plan shall impact, discharge or extinguish any restriction contained in any license agreements (or rights thereunder) to which the Debtors are a party.

          24.    General Release of Liens
                 ------------------------

          Except as otherwise provided in the Plan in connection with the treatment afforded to holders of Class 2 (General Secured Claims), the New Senior Notes and the Post-

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



Effective Date Financing Facility, or in any contract, instrument, indenture or other agreement or document created in connection with the Plan or the implementation thereof, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against property of the Estates are released and extinguished, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests will revert to the Reorganized Debtors as applicable, and the successors and assigns thereof.

          25.    Conditions to Effective Date of the Plan
                 ----------------------------------------

          The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.3 of the
Plan:

                 (a) the Confirmation Order and the Substantive Consolidation Order, in form and substance reasonably acceptable to the Debtors, GPH, and the Informal Committees, shall have been entered contemporaneously by the Bankruptcy Court and shall have become a Final Order;

                 (b) the Reorganized Debtors shall have credit availability under the Post-Effective Date Financing Facility to provide the Reorganized Debtors with financing sufficient to meet their Cash obligations under the Plan and their business requirements as of and after the Effective Date;

                 (c) each of the Plan Documents and the New Parent Common Stock, New Senior Notes and New Warrants, in form and substance reasonably acceptable to the

Debtors, GPH, and the Informal Committees, shall have been effected or executed and delivered and the New Common Stock, New Senior Notes and New Warrants shall be validly issued and outstanding;

                 (d) if the Indemnification Claims are to be assumed by the Reorganized Debtors pursuant to Section 7.3(b) hereof or otherwise, then each of the Informal Committees shall have consented to such assumption; and

                 (e) all actions, other documents and agreements necessary to implement the Plan shall have been effected or executed and delivered.

          In the event that one or more of the conditions specified in Section
10.1 of the Plan have not occurred on or before 120 days after the Confirmation Date, upon notification submitted by the Debtors to the Bankruptcy Court (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

          Upon written consent of each of the Informal Committees and GPH, the Debtors may waive, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan as set forth above.

          26.    Consolidation and Dissolution of Non-Debtor Subsidiaries
                 --------------------------------------------------------

          The Debtors are analyzing their current corporate structure with a view toward streamlining and simplifying same. Accordingly, the Debtors may, on or prior to the Effective Date, merge or otherwise consolidate certain non-debtor subsidiaries into Publishing or other non-debtor affiliates, and to dissolve certain other obsolete non-debtor affiliates, each pursuant to applicable state law.

G.    Post-Confirmation Officers and Directors

          The officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date. Set forth below is the name, compensation and position of Reorganized Parent's key officers on the Effective Date.


                                                              Post-Confirmation
                 Name                     Title                  Base Salary
      ------------------------- ---------------------------  -------------------
      Richard E. Snyder         Chairman of the Board and         $750,000
                                Chief Executive Officer

      Philip Galanes            Executive Vice President,         $375,000
                                Chief Administrative Officer,
                                General Counsel and
                                Secretary

                                                              Post-Confirmation
                 Name                     Title                  Base Salary
      ------------------------- ---------------------------  -------------------
      Richard K. Collins        Executive Vice President,          $350,000
                                and Chief Operating Officer

      Colin Finkelstein         Executive Vice President and       $300,000
                                Chief Financial Officer

          In addition to the post-confirmation base salary set forth above, such officers (and certain other employees) will also be entitled to participate in the Debtors' 1999 Bonus Plan as set forth in Section IV.F.19. hereof. The initial members of the post-Confirmation board of directors of Reorganized Parent shall consist of the following: (i) Richard E. Snyder, (ii) three (3) members selected by the Informal TOPrS Committee, and (iii) three (3) members selected by the Informal Senior Note Committee; provided, however, that (i) the nominees of each Informal Committee shall be reasonably acceptable to the other Informal Committee, and (ii) each of the nominees of the Informal Committees shall be discussed, prior to formal nomination, among the Informal Committees and current management of the Debtors. The designation of the board members selected by the Informal Committees, along with the designation of the board members for Reorganized Publishing and Reorganized Video, shall be filed with the Bankruptcy Court on or prior to the commencement date of the Confirmation Hearing, or such later date as the Bankruptcy Court may establish.

                                       V.

                     ACCEPTANCE AND CONFIRMATION OF THE PLAN

          The following is a brief summary of the provisions of the Bankruptcy Code respecting acceptance and confirmation of a plan of reorganization. Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys.

A.    Acceptance of the Plan

          This Disclosure Statement is provided in connection with the solicitation of acceptances of the Plan. The Bankruptcy Code defines acceptance of a plan of reorganization by a class of Claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the allowed Claims of that class that have actually voted or are deemed to have voted to accept or reject a plan. The Bankruptcy Code defines acceptance of a plan of reorganization by a class of interests as acceptance by at least two-thirds in amount of the allowed interests of that class that have actually voted or are deemed to have voted to accept or reject a plan.

          If one or more impaired Classes rejects the Plan, the Debtors may, in their discretion, nevertheless seek confirmation of the Plan if the Debtors believe that they will be able to meet the requirements of Section 1129(b) of the Bankruptcy Code for Confirmation of the Plan (which are set forth below), despite lack of acceptance by all impaired classes. Also, in the event the Bankruptcy Court should determine that the Plan as presently constituted is not confirmable, the Debtors reserve the right to amend the Plan to the extent necessary to obtain entry of the Confirmation Order. (See Section IV.F.12 of this Disclosure Statement).

B.    Confirmation

          1.     Confirmation Hearing
                 --------------------

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. Notice of the Confirmation Hearing of the Plan has been provided to all known holders of Claims and Equity Interests or their representatives along with this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

          Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to Confirmation of the Plan must be filed and served as required pursuant to the Disclosure Statement Approval Order.

          2.     Statutory Requirements for Confirmation of the Plan
                 ---------------------------------------------------

          At the Confirmation Hearing, the Debtors will request that the Bankruptcy Court determine that the Plan satisfies the requirements of Section 1129 of the Bankruptcy Code. If so, the Bankruptcy Court shall enter an order confirming the Plan. The applicable requirements of Section 1129 of the Bankruptcy Code are as follows:

                 (a) The Plan must comply with the applicable provisions of the Bankruptcy Code;

                 (b) The Debtors must have complied with the applicable provisions of the Bankruptcy Code;

                 (c) The Plan has been proposed in good faith and not by any means forbidden by law;

                 (d) Any payment made or promised to be made by the Debtors under the Plan for services or for costs and expenses in, or in connection with, these Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before Chapter 11 of the Plan is reasonable, or if such payment is to be fixed after Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

                 (e) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of each of the Debtors under the Plan. Moreover, the appointment to, or continuance in, such office of such individual, is consistent with the interests of holders of Claims and Equity Interests and with public policy, and the Debtors have disclosed the identity of any insider that the Reorganized Debtors will employ or retain, and the nature of any compensation for such insider;

                 (f) Best Interests of Creditors Test. With respect to each Class of impaired Claims or Equity Interests, either each holder of a Claim or Equity Interest of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. In a Chapter 7 liquidation, creditors and interest holders of a debtor are paid from available assets generally in the following order, with no lower class receiving any payments until all amounts due to senior classes have either been paid in full or payment in full is provided for: (i) first to secured creditors (to the extent of the value of their collateral), (ii) next to priority creditors, (iii) next to unsecured creditors, (iv) next to debt expressly subordinated by its terms or by order of the Bankruptcy Court, and (v) last to holders of equity interests. Attached hereto as Exhibit "D" is a liquidation analysis prepared by the Debtors (the "Liquidation Analysis"). As set forth therein, in light of the foregoing priority, the Debtors believe that if the Chapter 11 cases were converted to a Chapter 7 liquidation, holders of Old Senior Note Claims, would receive significantly less than they will receive under the Plan. Moreover, holders of TOPrS Claims, General Unsecured Claims and Equity Interests would receive no recovery in the event of a Chapter 7 liquidation.12 In contrast, under the Plan,


-------------------
12 While the Liquidation Analysis indicates that the holder of the GPH Claim would receive a better recovery in liquidation than under the Plan, pursuant to the Restructuring Agreement, GPH supports confirmation of the Plan.

holders of the TOPrS Claims will receive 50% of the New Parent Common Stock, holders of General Unsecured Claims will be paid in full, and holders of Equity Interests will receive an allocation of the New Warrants;

                 (g) Each Class of Claims or Equity Interests has either accepted the Plan or is not impaired under the Plan;

                 (h) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative and Priority Claims (other than Allowed Priority Tax Claims) will be paid in full on the Effective Date and that Allowed Priority Tax Claims will receive on account of such Claims deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim;

                 (i) At least one impaired class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class;

                 (j) Feasibility. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan. Attached hereto as Exhibit "E" are projections for approximately three (3) years following confirmation of the Plan and a pro forma balance sheet as of the Effective Date which demonstrate that, given estimated expenses and income, and taking into account cash reserves and borrowings under the Post-Effective Date Financing

Facility, the Reorganized Debtors will be able to satisfy their obligations under the Plan, as well as their obligations arising in connection with their ongoing business operations. As discussed in Section IV.E. of this Disclosure Statement, the Post-Effective Date Financing Facility, among other things, will provide for aggregate borrowings (including a working capital line of credit) of up to $60 million; provided, that, on the Effective Date, the maximum amount of borrowing availability under such facility shall be $45 million with the remaining $15 million of availability under such facility becoming automatically available for borrowing by the Reorganized Debtors upon their attainment of certain levels of operating performance to be mutually agreed upon by the Debtors and the Informal Senior Note Committee in good faith.

          3.     Confirmation Without Acceptance by All Impaired Classes
                 -------------------------------------------------------

          Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan, provided that such plan has been accepted by at least one impaired class. If any impaired classes reject or are deemed to have rejected the Plan, the Debtors reserve their right to seek the application of the statutory requirements set forth in Section 1129(b) of the Bankruptcy Code for Confirmation of the Plan despite the lack of acceptance by all impaired classes.

          Section 1129(b) of the Bankruptcy Code provides that notwithstanding the failure of an impaired class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as "cram-down," so long as the plan does not "discriminate unfairly" and is "fair and equitable" with respect to each class of Claims or interests that is impaired under and has not accepted the plan.

          The condition that a plan be "fair and equitable" with respect to a non-accepting class of secured Claims includes the requirements that (a) the holders of such secured Claims retain the liens securing such Claims to the extent of the allowed amount of the Claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan, and (b) each holder of a secured Claim in the class receive deferred cash payments totaling at least the allowed amount of such Claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant's interest in the debtor's property subject to the liens.

          The condition that a plan be "fair and equitable" with respect to a non-accepting class of unsecured Claims includes the requirement that either (a) such class receive or retain under the plan property of a value as of the effective date of the plan equal to the allowed amount of such Claim, or (b) if the class does not receive such amount, no class junior to the non-accepting class will receive a distribution under the plan.

          The condition that a plan be "fair and equitable" with respect to a non-accepting class of equity interests includes the requirements that either
(a) the plan provides that each holder of an equity interest in such class receive or retain under the plan, on account of such equity interest, property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled,

(ii) any fixed redemption price to which such holder is entitled, or (iii) the value of such equity interest, or (b) if the class does not receive such amount, no class of equity interests junior to the non-accepting class will receive a distribution under the plan.

                                       VI.

                                   VALUATION

A.    Reorganization Value of Reorganized Debtors

          The Debtors have been advised by Conway, Del Genio, Gries & Co., their financial advisors (hereinafter, the "Financial Advisors"), with respect to the reorganization value of the Reorganized Debtors. Solely for purposes of the Plan, the estimated range of the reorganization value was assumed by the Debtors, based upon advice from the Financial Advisors, to be approximately $157 million to $162 million based upon an assumed Effective Date of June 30, 1999.

          THE ASSUMED RANGE OF THE REORGANIZATION VALUE OF THE REORGANIZED DEBTORS REFLECTS WORK PERFORMED BY THE FINANCIAL ADVISORS ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF THE DEBTORS AVAILABLE TO THE FINANCIAL ADVISORS AS OF APRIL 30, 1999. NEITHER THE FINANCIAL ADVISORS NOR THE DEBTORS HAS UPDATED THE ESTIMATED RANGE OF THE REORGANIZATION

ENTERPRISE VALUE TO REFLECT INFORMATION AVAILABLE TO THE DEBTORS OR THE FINANCIAL ADVISORS SUBSEQUENT TO APRIL 30, 1999.

          Based upon the assumed range of the reorganization enterprise value of the Reorganized Debtors of between $157 million to $162 million, the Debtors have employed an imputed estimate of the range of the reorganization equity value for Reorganized Parent of approximately $50 million to $55 million or approximately $10 per share to $11 per share of New Parent Common Stock (based upon the assumed distribution of 5,000,000 shares of New Parent Common Stock under the Plan and an aggregate amount of 5,000,000 shares outstanding upon completion of such distribution).

          The foregoing estimates of the reorganization value of the Reorganized Debtors are based on a number of assumptions, including a successful reorganization of the Debtors' business and finances in a timely manner, the implementation of the Reorganized Debtors' business plan (including obtaining post-consummation financing), the achievement of the forecasts reflected in the Projections, market conditions as of April 30, 1999 continuing through the assumed Effective Date of June 30, 1999, and the Plan becoming effective in accordance with its terms, on a basis consistent with the estimates and other assumptions discussed herein.

B.    The New Warrants

          The Plan provides for the distribution of the New Warrants to the holders of Old Preferred Stock Interests and Old Common Stock Interests. The exercise of the New Warrants requires the payment to Reorganized Parent of Cash at the time of exercise. Notwithstanding, for purposes of this analysis, it is assumed that all New Warrants are issued as of the Effective Date. The Debtors have computed the theoretical value of a New Warrant to be in a range from approximately $0.38 to $0.58 per New Warrant, with an aggregate value in a range from approximately $100,000 to $150,000.

          The theoretical value range for the New Warrants was determined by applying the Black-Scholes valuation model. The Black-Scholes valuation model is a complex mathematical formula used to value options that takes into account a number of factors, including assumptions regarding the price of the underlying stock and the volatility of such price, the exercise price of the option, the term of the option, and prevailing interest rates. An adjustment is made to the option value calculated using the Black-Scholes model to account for the dilution effect of the New Warrants. For the purposes of this analysis, the following material assumptions were used: 1) 50% to 55% volatility, 2) exercise price equal to $46.05, 3) 3 year term to maturity, 4) an interest rate based on the 3 year U.S. Treasury Bond.

          Due to the highly subjective nature of certain of these assumptions and estimates and other factors, the assumed values of the New Warrants determined in this manner are inherently uncertain and do not purport to constitute estimates of the actual values of the New Warrants as of the Effective Date or any other date. There can be no assurance that a market for the New Warrants will develop. Accordingly, no assurance can be given that a holder of such New Warrants will be able to sell such securities or receive the theoretical stated value should such sale be made.

          IN ESTIMATING THE RANGE OF THE REORGANIZATION VALUE OF THE REORGANIZED DEBTORS AND THE NEW WARRANTS, THE FINANCIAL ADVISORS: (I) REVIEWED CERTAIN HISTORICAL FINANCIAL INFORMATION OF THE DEBTORS FOR RECENT YEARS AND INTERIM PERIODS, (II) REVIEWED CERTAIN INTERNAL FINANCIAL PROJECTIONS, PREPARED AND PROVIDED BY MANAGEMENT RELATING TO THEIR BUSINESS AND THEIR PROSPECTS, (III) MET WITH CERTAIN MEMBERS OF SENIOR MANAGEMENT TO DISCUSS OPERATIONS AND FUTURE PROSPECTS, (IV) REVIEWED PUBLICLY AVAILABLE FINANCIAL DATA AND CONSIDERED THE MARKET VALUES OF PUBLIC COMPANIES WHICH THE FINANCIAL ADVISORS DEEMED GENERALLY COMPARABLE TO THE OPERATING BUSINESS OF THE DEBTORS, (V) CONSIDERED CERTAIN ECONOMIC AND INDUSTRY INFORMATION RELEVANT TO THE OPERATING BUSINESS, AND (VI) REVIEWED CERTAIN ANALYSES PREPARED BY OTHER FIRMS RETAINED BY THE DEBTORS AND CONDUCTED SUCH OTHER STUDIES, ANALYSES, INQUIRIES, AND INVESTIGATIONS AS THEY DEEMED APPROPRIATE. ALTHOUGH THE FINANCIAL ADVISORS CONDUCTED A REVIEW AND ANALYSIS OF THE DEBTORS' BUSINESSES, OPERATING ASSETS AND LIABILITIES AND THE DEBTORS' BUSINESS PLANS, THEY ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL (I) THE FINANCIAL AND OTHER INFORMATION FURNISHED TO THEM BY THE DEBTORS AND BY OTHER FIRMS RETAINED BY THE DEBTORS, AND (II) PUBLICLY AVAILABLE

INFORMATION. IN ADDITION, THE FINANCIAL ADVISORS DID NOT INDEPENDENTLY VERIFY MANAGEMENT'S PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH. ESTIMATES OF THE REORGANIZATION VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES WHICH MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.

          IN THE CASE OF THE REORGANIZED DEBTORS, THE ESTIMATES OF THE REORGANIZATION VALUE AND THE NEW WARRANTS PREPARED BY THE FINANCIAL ADVISORS REPRESENT THE HYPOTHETICAL REORGANIZATION ENTERPRISE VALUE OF THE REORGANIZED DEBTORS AND THE NEW WARRANTS, RESPECTIVELY. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF THE REORGANIZED DEBTORS AND THE NEW WARRANTS THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL

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MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE
ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

          THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT, AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF THE DEBTORS SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE FINANCIAL ADVISORS, NOR ANY OTHER PERSON, ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUATION OF NEWLY-ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PRE-PETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A

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LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF
SECURITIES.

          THE ESTIMATES OF THE REORGANIZATION VALUE DETERMINED BY THE FINANCIAL ADVISORS REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN THE PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED PARENT ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR REORGANIZED PARENT ASSOCIATED WITH THE FINANCIAL ADVISORS' VALUATION ANALYSIS.

                                      VII.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

          The following summary addresses certain material federal income tax consequences of the Plan to the Debtors and holders of Old Senior Notes, TOPrS Certificates, the GPH Notes, and the holders of the Debtor's Old Preferred Stock Interests and Old Common Stock Interests. The summary is based upon the Debtors' interpretation of provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated

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thereunder, judicial authority, and current Internal Revenue Service ("IRS")
administrative rulings and practice, all of which are subject to change (possibly with retroactive effect), which could significantly affect the federal income tax consequences discussed below.

          The Debtors' interpretation of the federal income tax consequences is not binding on the IRS, and the Debtors have not and do not intend to request a ruling from the IRS with respect to any of the federal income tax aspects of the Plan. In addition, this summary does not discuss any aspects of state, local, or foreign tax laws, and this summary does not purport to set forth all aspects of federal income taxation that may be relevant to certain types of holders of Claims (e.g., broker-dealers, mutual funds, regulated investment companies, banks, insurance companies, tax-exempt organizations, investors in pass-through entities, and foreign persons).

          THE FOLLOWING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, HOLDERS OF CLAIMS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

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A.    Federal Income Tax Consequences to the Debtors

          1.     Cancellation of Indebtedness Income
                 -----------------------------------

          In general, for federal income tax purposes, a debtor will realize cancellation of indebtedness income ("COD Income") if a creditor accepts less than full payment in satisfaction of a debt. The amount of COD Income, if any, realized by the debtor will generally equal the positive difference between the amount of the existing debt discharged or canceled and the consideration exchanged therefor which, in general, will equal the sum of (a) the issue price of any new debt, and (b) the fair market value of stock or other property issued to the creditors. As discussed in more detail below, the Debtors anticipate that the implementation of the Plan will cause it to realize COD Income of approximately $150.5 million, based on certain assumptions regarding the fair value of the New Parent Common Stock and the issue price of the New Senior Notes following the implementation of the Plan. If these assumptions do not prove to be accurate, the Debtors will realize more COD income.

          Pursuant to the Plan, the Debtors will exchange (a) $87 million principal amount of New Senior Notes to be issued by Reorganized Publishing and 42.5% of New Parent Common Stock for $150 million principal amount of Old Senior Notes and accrued and unpaid interest thereon (approximately $11 million) through the Effective Date of the Plan, (b) 50.0% of New Parent Common Stock for approximately $109.8 million principal amount of TOPrS Certificates and accrued interest thereon (approximately $5.2 million) through the Effective Date of the Plan; (c) 5% of New Parent Common Stock for $10 million principal amount of the

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GPH Notes and accrued interest thereon (approximately $239,000) through the
Effective Date of the Plan). The Debtors' Old Preferred Stock Interests and Old Common Stock Interests will receive New Warrants (with the terms described in Section 2 hereof) to purchase New Parent Common Stock pursuant to the Plan.

          In general, the issue price of a debt instrument issued for property (including another debt instrument) will be the debt instrument's "stated redemption price at maturity," where neither the debt instrument nor the property for which it is issued are publicly traded, and all interest payments consist of "qualified stated interest" at a rate equal to or greater than the applicable federal rate ("AFR") for the debt instrument. Qualified stated interest is stated interest at the lowest rate provided for over the term of the debt instrument that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a fixed rate (or subject to certain conditions, based on one or more indices). The stated redemption price at maturity of a debt instrument is the total of all future payments to be made under the debt instrument other than payments of qualified stated interest.

          In the event all interest payments do not consist of "qualified stated interest" at the AFR, the issue price of the debt instrument will, in general, equal its "stated principal amount" where the debt instrument provides for "adequate stated interest." The stated principal amount of a debt instrument, is the aggregate amount of all payments due under the debt instrument excluding any amount of stated interest. Adequate stated interest exists where (a) the debt instrument has a single fixed rate of interest that is paid or compounded at least annually and that rate is equal to or greater than the AFR for the debt instrument, or (b) the stated

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



principal amount is less than or equal to the present value of all payments under the debt instrument discounted at the AFR as of the issue date.

          For purposes of these rules, the issuance of additional debt instruments, pursuant to an unconditional right of the issuer to issue additional debt ("PIK instrument" -- payment in kind) in payment of interest, is aggregated with the original debt instrument and is not considered to be a payment made on the original debt instrument. Therefore, the issue date of the PIK instrument is the same as the original debt instrument, i.e., in general the issuance of a PIK instrument will be treated as the deferral of cash interest payments on the original debt instrument.

          If the debt instrument is publicly traded (whether or not the property for which it is exchanged is publicly traded), its issue price will be its fair market value on the issue date. On the other hand, if the debt instrument is not publicly traded, but the property for which it is exchanged is publicly traded, the issue price of the debt instrument will be equal to the fair market value of the property on the issue date of the debt instrument. The issue date is generally the date on which a substantial amount of the debt instrument is issued.

          Property is considered "publicly traded" under Treasury Regulations, if, in general, at any time during the 60 day period ending 30 days after the issue date, it is traded on a recognized securities exchange, or is listed on a quotation medium that is a system of general circulation providing a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers or traders, or actual prices of

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



recent sales transactions. The Plan provides that the Debtors will undertake all reasonable efforts to ensure that the New Senior Notes will be listed on a national securities exchange or the NASDAQ National Market System. However, in no event will the New Senior Notes be listed prior to 75 days from the time of issue and it is not expected that the New Senior Notes will be "publicly traded" prior to that time.

          The New Senior Notes have a five year term and provide for semi-annual cash interest payments of 10 percent per year or, at the election of the Debtors, PIK interest at 13.5 percent per year during the first three years of the Note. As the New Senior Notes are issued with adequate stated interest, in the event they are not "publicly traded" (as defined above), their issue price should equal their stated principal amount, or $87 million. In the event that the New Senior Notes are publicly traded, the issue price of the New Senior Notes will be determined based upon their fair market value on their issue date, which may be less, or greater than, their stated principal amount.

          The Debtors anticipate that the fair market value of the New Parent Common Stock, as of the Effective Date of the Plan, will be approximately $50 million. The Debtors anticipate that in the event the New Senior Notes are "publicly traded", their issue price may be significantly less than their stated principal amount of $87 million.

          The Debtors, therefore, believe that, as a result of the implementation of the Plan, they will realize COD Income of approximately $150.5 million (assuming that the New Senior Notes have an issue price equal to their $87 million stated principal amount and the New Parent

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Common Stock has a fair market value of at least $50 million). Should the New
Senior Notes be "publicly traded" (as defined above) at a discount to their stated principal amount, the amount of COD Income realized by the Debtors will increase by the amount of such discount.

          The COD Income realized by the Debtors as a result of the exchanges described above will not be included in the Debtors' gross income because the Debtors are under the jurisdiction of a court in a case under the Bankruptcy Code. Instead, the Debtors will be required to reduce their tax attributes, including their NOL carryovers, by the amount of such debt cancellation.

          2.     Interest Expense and Original Issue Discount
                 --------------------------------------------

          The New Senior Notes will have stated interest payable, of 10 percent per year if paid in cash or, at the option of the Debtors, 13.5 percent per year for the first three years of the Note if paid with a payment in-kind note ("PIK") having the same maturity date and conditions as the original instrument. The New Senior Notes also provide for mandatory semi-annual amortization payments of $8.33 million, commencing with the first semi-annual payment during the fourth year after the Effective Date of the Plan.

          For purposes of the original issue discount ("OID") rules, the issuer's right to pay interest by issuing PIK instruments is not considered to be a payment on the original debt instrument, but is instead, aggregated with the original debt instrument, i.e. the issue date of a PIK instrument is the same as the original debt instrument, and is treated as the deferral of cash interest on the original debt instrument. Because the Debtors have the unconditional right to

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



issue a PIK instrument in lieu of the payment of cash interest on the New Senior Notes, none of the interest whether or not actually paid in cash will be considered to be "qualified stated interest" and the New Senior Notes will be issued with OID.

          In addition, in the event that the New Senior Notes are publicly traded and their fair market value as of their issue date is less than their face amount, they will be deemed to have been issued with additional OID equal to such difference. Conversely, if the fair market value of the New Senior Notes on their issue date is in excess of their face amount, the amount of OID will be reduced by such excess.

          Because the interest yield to maturity on the New Senior Notes will be lower if the Debtors pay cash interest at 10 percent, as opposed to issuing a PIK instrument at 13.5 percent, they will be considered to have paid cash interest for purposes of calculating OID. Therefore, OID at the 10 percent rate accrues during the first accrual period. If the PIK instrument is instead issued, the debt instrument (i.e., the New Senior Note) is considered reissued at its adjusted issue price. (i.e. its original issue price plus prior accruals of OID, less payments if any), and OID will accrue in the second accrual period again based on the assumption that cash interest will be paid.

          For example, a holder of a New Senior Note with a stated principal amount and issue price of $1,000 will accrue $50 of OID during the first six month interest accrual period. If at that time, a PIK instrument (for $67.50) is issued in lieu of cash interest, a holder will accrue $55.08 of OID during the second six month accrual period, consisting of $53.38,

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



calculated as if cash interest at 10 percent would be paid, and $1.70, representing the amortization, on a constant yield basis, of the excess of the principal amount of the instrument ($1,067.50) over its adjusted issue price ($1,050).

          OID, in general, will be includible in a holder's taxable income and deductible by the issuer in accordance with a constant yield method based on a compounding of interest.

          3.     NOL Carryovers and Other Tax Attributes
                 ---------------------------------------

          Parent is the parent of an affiliated group of corporations, including Publishing and Video which file a consolidated federal income tax return (the "Debtor Group"). The Debtor Group's net operating loss ("NOL") carryovers for regular federal income tax purposes, as of December 26, 1998, were approximately $305 million. Although the Debtors believe that the amount of NOLs to be accurate, because the Debtor Group's tax returns for all of the tax years in which the NOLs were incurred have not been audited by the IRS, that amount may be subject to review and possible disallowance by the IRS.

          Section 382 of the Code provides rules restricting the use of a corporation's NOL carryovers and certain other tax attributes following an "ownership change." A corporation will be considered as undergoing an ownership change if at any time during a rolling three-year period (the "testing period") the percentage of stock owned by one or more five-percent shareholders or deemed five-percent shareholders (as defined under technical rules under Section 382) increases by more than 50 percentage points over the lowest percentage of stock owned by each of such shareholders during the testing period. In the case of an affiliated group

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



filing consolidated returns, whether an ownership change has occurred is measured, in general, with respect to the stock ownership of the parent corporation of the loss group or loss subgroup.

          If an ownership change occurs pursuant to the consummation of a bankruptcy debt restructuring and Section 382(1)(5) (as described below) does not apply, the NOLs available each year to offset income of the loss corporation's group is limited (to the extent not previously limited) to the product of (a) the aggregate fair market value (after taking into account any increase in value as a result of such bankruptcy restructuring) of the outstanding stock of the common parent of the group, and (b) the federal long-term tax-exempt interest rate in effect on the date of the ownership change, plus the portion of any such limitation amount not utilized in prior years (the "Section 382 limitation"). (If an ownership change occurs prior to, and not as a result of the consummation of a bankruptcy debt restructuring, the aggregate fair market value of the common stock referred to in clause (a) of the preceding sentence is the stock's value before the ownership change, whether or not the ownership change occurs while the loss corporation is under the jurisdiction of the bankruptcy court). If the group ceases the conduct of its historic business within the two-year period following the date of the ownership change, the ability of the group to utilize NOLs under the foregoing formula restriction is eliminated entirely.

          In addition, NOL carryovers may be used without restriction during a five-year period (the "recognition period"), beginning with the date of an ownership change, to offset "built-in gains" (generally the excess of the fair market value of the assets of the corporation over their adjusted tax basis -- in the case of an affiliated consolidated group, built-in gains or

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



losses are computed on a group basis taking into account each member's assets but disregarding stock owned by a member in any other member corporation) existing at the time of the ownership change and recognized during the recognition period, up to the amount of the net built-in gain on the date of the ownership change, provided that on the date of the ownership change the amount of net built-in gain with respect to the assets of the corporation (excluding cash, cash equivalents and certain other assets) exceeds the lesser of $10,000,000 or 15% of the fair market value of such assets. (Conversely, if a corporation has a net unrealized built-in loss exceeding the threshold amount, any portion of such net unrealized built-in loss recognized during the recognition period is subject to the Section 382 limitation).

          The Debtor Group believes that it has not undergone an "ownership change" as of the date hereof and that it will undergo an "ownership change" as a result of the implementation of the Plan. There can be no assurance that the Debtor Group will not undergo an ownership change prior to the implementation of the Plan.

          Unless a debtor elects for it not to apply, Section 382(1)(5) of the Code provides that in the case of a debtor under the jurisdiction of a bankruptcy court in a Title 11 case, assuming no prior ownership change, the annual formula limitations imposed by Section 382 of the Code (as discussed above) will not apply to any ownership change resulting from such a proceeding if qualifying creditors and shareholders (determined immediately before such ownership change) own, after such ownership change as a result of being shareholders or creditors immediately before such change, 50 percent or more of the stock of the loss corporation (or stock of a corporation controlling the loss corporation, if such controlling

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



corporation is also in bankruptcy). "Qualifying creditors" are persons that were creditors as of a date eighteen months before filing of the petition under Title 11 or persons whose claims arose in the ordinary course of the trade or business of the loss corporation and in each case the debt was at all times beneficially owned by such persons. Any debt owned immediately before an ownership change by a creditor who does not become a direct or indirect 5% shareholder of the reorganized debtor generally will be treated as always having been owned by such creditor, except in the case of any creditor whose participation in formulating the plan of reorganization makes evident to the debtor that such creditor has not owned the debt for the requisite period.

          A cost of applying Section 382(1)(5) of the Code is that NOL carryovers must be reduced by any deduction of interest claimed by the loss corporation, with respect to any indebtedness converted into stock, for any taxable year ending during the three-year period preceding the taxable year of the ownership change and the portion of the year of the ownership change prior to the date of the ownership change. Any NOL reduction arising from the application of Section 382(1)(5) will not again be taken into account in computing the amount of COD Income realized by the Debtors.

          In addition, if Section 382(1)(5) is applicable and is applied, a second ownership change within two years will result in Section 382(1)(5) being inapplicable retroactively, and the Debtors' Section 382 limitation for the second ownership change will be zero.

          As of the date hereof, the Debtors have not determined whether they will satisfy the "qualifying creditors and shareholders" requirement with respect to the application of

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Section 382(1)(5), as described above. Prior to the implementation of the Plan, the Debtors will determine whether it satisfies such requirement and, if so, whether it will be preferable to choose to apply the approach incorporated in
Section 382(1)(5).

          If an ownership change occurs on the Effective Date and Section 382(1)(5) is not applied, the NOL carryovers available each year to offset income would, in general, then be limited under Section 382(1)(6) of the Code, assuming no prior ownership change, to the product of (i) the fair market value of the Debtors' common stock immediately after the ownership change and (ii) the federal long-term tax-exempt interest rate in effect on the date of the ownership change (currently approximately 5 percent), plus the portion of any such limitation amount not utilized in prior years.

          4.     Alternative Minimum Tax
                 -----------------------

          In general, an "alternative minimum tax" ("AMT") is imposed on a corporation's "alternative minimum taxable income" at a rate of 20% to the extent such tax exceeds the corporation's regular federal income tax. In computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might be able to offset all of its taxable income for regular federal income tax purposes by available NOL carryovers, only 90% of a corporation's taxable income for AMT purposes may be offset by available NOL carryovers (as recomputed for AMT purposes), resulting in an effective AMT of 2%.

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          Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

B. Federal Income Tax Consequences to Holders of Old Senior Notes, TOPrS Certificates, GPH Notes, Old Preferred Stock Interests and Old Common Stock Interests


          1.     Overview
                 --------

          Pursuant to the Plan, holders of (a) TOPrS Certificates with a principal amount of $110 million (joint debt obligations of Parent and Publishing) will receive 50% of New Parent Common Stock; (b) the GPH loan with a principal amount of $10 million, (a debt obligation of Video) will receive 5% of New Parent Common Stock; (c) Old Senior Notes (debt obligations of Publishing) will receive New Senior Notes of Publishing with a principal amount of $87 million and 42.5% of New Parent Common Stock. As discussed below, the Debtors believe that for federal income tax purposes the TOPrS Certificates and the Old Senior Notes constitute "securities" but that the GPH loan and New Senior Notes will not constitute "securities".

          The term "security" is not defined in the Code or in the regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends upon an overall evaluation of the nature of the debt. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of less than five years (e.g., trade debt and revolving credit obligations) or

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which are secured do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of 10 years or more constitute securities. The status of debt instruments with a weighted average maturity of five years or more but less than ten years is unclear. Because the New Senior Notes are secured obligations of Publishing and the mandatory semi-annual amortization payments to be made on the New Senior Notes may reduce their weighted average maturity to less than five years, for example, if only cash interest is paid on the New Senior Notes, the Debtors believe that the New Senior Notes do not constitute a security.

          The Debtors intend to take the position that the exchanges contemplated by the Plan, as described above, will be treated for federal income tax purposes as transfers of property (the securities evidenced by the TOPrS Certificates, a portion of the Old Senior Notes and the debt obligation evidenced by the GPH loan) to Reorganized Parent in exchange for New Parent Common Stock in an exchange governed by Section 351 of the Code. (In the case of the TOPrS Certificate holders, because the TOPrS Certificates are also obligations of Parent, the exchange may also be treated as a reorganization i.e., a recapitalization governed by Section 368(a)(1)(E) of the Code.) As more fully discussed below, a holder's exchange of Old Senior Notes for New Senior Notes of Reorganized Publishing will be a taxable exchange in which such holder will recognize gain or loss.

          2.     Old Senior Notes
                 ----------------

          Pursuant to the Plan, holders of Old Senior Notes will exchange a portion of such notes for New Senior Notes of Reorganized Publishing and will exchange the remainder of their

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



Old Senior Notes for New Parent Common Stock. Although the method for allocating the portion of Old Senior Notes exchanged for New Senior Notes and the portion of Old Senior Notes exchanged for New Parent Common Stock is not entirely clear, the Debtors believe that the determination of the portion of Old Senior Notes exchanged for each category of consideration received, i.e., New Senior Notes and New Parent Common Stock should be based on the fair market value of the stock and issue price of the notes. For example (not taking accrued interest into account), if $1,000 principal amount of Old Senior Notes are exchanged for $600 (issue price) of New Senior Notes and $200 (fair market value) of New Parent Common Stock, approximately $750 principal amount of Old Senior Notes will be treated as exchanged for $600 (issue price) of New Senior Notes and approximately $250 principal amount of Old Senior Notes will be treated as exchanged for $200 (fair market value) New Parent Common Stock.

          As discussed above, the Debtors intend to take the position that the exchange of Old Senior Notes for New Common Stock will be treated as a transfer of property in an exchange governed by Section 351 of the Code. Assuming the exchange is governed by Section 351 of the Code, each holder of an Old Senior Note who exchanges a portion of such Note for New Parent Common Stock (other than in payment of accrued interest, See "Accrued Interest" below) will not recognize gain or loss upon such exchange. A holder's tax basis in the New Parent Common Stock received will equal its basis in the Old Senior Notes exchanged therefor, determined as discussed above. A holder's holding period for the New Parent Common Stock received will include the holder's holding period for the Old Senior Notes. If the exchange were

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



not governed by Section 351 of the Code, the exchange would be taxable and each holder would recognize gain or loss accordingly.

          Because the Debtors believe that the New Senior Notes will not be classified as "securities", the exchange of a portion of the Old Senior Notes (determined as discussed above) for New Senior Notes will be taxable. A holder will be required to recognize gain or loss equal to the difference between (i) the holder's adjusted tax basis in the Old Senior Notes exchanged, and (ii) the issue price of the New Senior Notes received. The character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Old Senior Notes constitute a capital asset in the hands of the holder, whether the Old Senior Notes have been held for more than one year, and whether the Old Senior Notes were purchased after they had been issued at a discount. Holders will be subject to limitations on their ability to offset capital losses against ordinary income. Holders who are individuals, did not purchase the Old Senior Notes at a discount and who have held the Old Senior Notes as a capital asset for more than 12 months at the time of the exchange, are entitled to a preferential tax rate of 20% on long-term capital gains.

          A holder's tax basis in New Senior Notes received in exchange for Old Senior Notes will equal the issue price of the New Senior Notes. The holding period for the New Senior Notes will begin on the day following their issuance.



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          3.     TOPrS Certificates
                 ------------------

          In general, each holder of a TOPrS Certificate who exchanges such instrument for New Parent Common Stock (other than in payment for accrued interest, See "Accrued Interest" below) will not recognize gain or loss upon such exchange. A holder's tax basis in the New Parent Common Stock received will equal its basis in the TOPrS Certificates exchanged therefor and its holding period will include the period in which the TOPrS Certificates were held.

          4.     GPH Notes
                 ---------

          In general, under Section 351 of the Code, the holder of the GPH loan who exchanges such instrument for New Parent Common Stock (other than in payment for accrued interest, See "Accrued Interest" below) will not recognize gain or loss upon such exchange. A holder's tax basis in the New Parent Common Stock received will equal its basis in the GPH loan exchanged therefor and its holding period will include the period in which the GPH loan was held.

          5.     Old Preferred Stock Interests and Old Common Stock Interests
                 ------------------------------------------------------------

          Holders of Old Preferred Stock Interests and Old Common Stock Interests will receive New Warrants (with the terms described in Section IV.D.2 hereof) in exchange for such Interests. A Holder will recognize gain or loss measured by the difference between its basis in the shares exchanged and the fair market value of the New Warrants received. The character of

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such gain or loss, as long-term or short-term capital gain or loss, or as ordinary income or loss will be determined by a number of factors as discussed above -- See "Old Senior Notes" above, including the tax status of the holder and whether the claim constitutes a capital asset in the hands of the holder.

          6.     Accrued Interest
                 ----------------

          To the extent New Senior Notes and/or New Parent Common Stock are received by holders of Old Senior Notes, TOPrS Certificates or the GPH Notes in discharge of a claim for accrued interest, such property in an amount equal to the issue price of the New Senior Notes and the fair market value of the New Parent Common Stock received will be taxable to the holder as interest income (if not previously included in the holder's gross income). A holder's basis in such property will be equal to the amount of interest income received, and the holder's holding period will begin on the day after the Effective Date of the Plan. The Debtors intend to take the position that property distributed pursuant to the Plan will first be allocable to principal. Each holder should consult its own tax advisor concerning the allocation of amounts received pursuant to the Plan to interest.

          7.     Interest and Original Issue Discount
                 ------------------------------------

          The New Senior Notes will be issued with OID. In general, as discussed above, the excess of the stated redemption price at maturity of a New Senior Note over its issue price will constitute OID. The stated redemption price at maturity of a New Senior Note is the sum of all scheduled amounts payable, including interest (because interest payable in cash or in kind at

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



the option of the issuer is not qualified stated interest). OID, is in general, includible in a holder's federal taxable income in accordance with a constant yield method based on a compounding of interest.

          At the election of the Debtors, PIK interest, of 13.5 percent per year during the first three years in lieu of 10 percent cash interest, may be paid on the New Senior Notes. The possible exercise of such election and/or additional OID that may result if the New Senior Notes are "publicly traded" and initially trade at a discount to their stated principal amount may result in a holder being required to include OID in gross income in advance of the receipt of cash interest payments.

          Each cash payment on a New Senior Note, including cash payments of stated interest and the semi-annual $8.33 million amortization payments scheduled to commence in the fourth year of the New Senior Notes, will be treated as a payment of OID to the extent that OID has accrued as of the date such payment is due (and has not been paid), and any excess will be treated as a payment of principal.

          8. Market Discount and Bond Premium. A holder of an Old Senior Note or TOPrS Certificate may have acquired such instrument at a "market discount", (i.e., a price below its stated redemption price at maturity or, with respect to an OID instrument, its adjusted issue price) or at a bond or acquisition "premium" (i.e. a price above its stated redemption price at maturity or, with respect to an OID instrument, its adjusted issue price). Generally, accrued market discount is treated as ordinary income to the extent of any gain recognized upon a taxable disposition of the Old Senior Notes or TOPrS Certificates. In a non-taxable exchange, accrued market discount is carried forward to the stock and/or securities received in the exchange and with respect to any bond received in the exchange treated as accrued market discount attributable to such bond, and with respect to any stock received will be treated as ordinary income to the extent of gain recognized on a subsequent taxable disposition of such stock. In a reorganization, bond premium is generally carried forward to the debt instrument received in the exchange. Bond premium is generally an offset to interest income and will reduce the holder's basis in the obligation by the amount amortized.

          In addition, Section 108(e)(7) of the Code provides that a creditor that receives stock in exchange for debt, is required to the extent that gain is recognized upon a subsequent disposition of such stock, to "recapture" as ordinary income any bad debt deductions taken by the creditor with respect to such debt and any ordinary loss claimed by the creditor upon the receipt of the stock in satisfaction of such debt, reduced by any amount included in income upon the receipt of the stock.

          9.     Information Reporting and Backup Withholding
                 --------------------------------------------

          The Debtor Group will be required to file information returns with the IRS with respect to payments made to certain holders of the Old Senior Notes, TOPrS Certificates, GPH Notes and Old Preferred Stock Interests and Old Common Stock Interests as a result of distributions pursuant to the Plan. In addition, certain holders may be subject to a 31% backup withholding tax in respect of certain payments, e.g., interest, if they do not provide their taxpayer identification numbers. Amounts withheld under the backup withholding rules are allowed as a refund or credit against holders' United States federal income tax liability.

          THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. ALL CREDITORS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

                                      VIII.

                                  RISK FACTORS

          HOLDERS OF OLD SENIOR NOTES, TOPrS CERTIFICATES, GPH NOTES, HOLDERS OF EQUITY INTERESTS AND ALL OTHER IMPAIRED CREDITORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

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



A.    Leverage

          Although the Plan will restructure a significant amount of the Debtors' indebtedness, the Reorganized Debtors will remain leveraged. The degree to which the Reorganized Debtors are leveraged could have important consequences, including the following: (i) the Reorganized Debtors' ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions, general corporate purposes or other purposes may be impaired, (ii) a substantial portion of the Reorganized Debtors' cash flow from operations could be dedicated to the payment of the principal of and interest on its indebtedness, and (iii) the Reorganized Debtors' degree of leverage may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

B.    Dependence on Key Personnel

          The Debtors are dependent on the continued services of certain senior executives, including Richard E. Snyder, Chairman of the Board and Chief Executive Officer of Parent; Philip Galanes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Parent; Colin Finkelstein, Executive Vice President and Chief Financial Officer of Parent; and Richard Collins, Executive Vice President and Chief Operating Officer of Parent. The Debtors believe the loss of the services of one or more of these individuals could have a material adverse effect on the Reorganized Debtors.

C.    Dependence on and Relationships with Key Customers and Licensors

          The loss of the sales to any of the Debtors' largest customers would cause a substantial decrease in business and would have a material adverse effect on the Debtors. Additionally, the Debtors believe that the variety and popularity of characters (whether licensed or owned) is among the most important factors that differentiate their products from those of their competitors. The loss of any principal licenses would have a material adverse effect on the Debtors. In addition, the loss of a significant license by the Debtors would impair their distribution capabilities which, in turn, could adversely affect its ability to obtain new licenses and to renew existing licenses on favorable terms, if at all.

          The Debtors' relationships with a number of their significant customers and licensors have been contentious from time to time because of disputes, in the case of their customers, relating to prior pricing, return and merchandising policies and, in the case of its licensors, alleged non-compliance by the Debtors with certain license terms. While management has taken steps to repair these relationships, there can be no assurance that such relationships, or other relationships with customers and/or licensors, will not again become contentious in the future, which could have a material adverse effect on the Debtors.

D.    Competitive Conditions

          The children's publishing market is highly competitive. Competition is based primarily on price, quality, distribution, marketing and licenses. In mass market sales, the Debtors face competition primarily from smaller competitors. In the trade and speciality trade

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



categories, Golden Books' principal competitors are large publishing companies. Golden Books also competes for a share of consumer spending on children's entertainment and educational products against companies that market a broad range of products utilizing a broad range of technologies that are unrelated to those marketed by Golden Books.

          The market for licenses also is highly competitive and Golden Books competes against many other licensees for significant licenses. In recent years, licensors have fragmented licenses, which has reduced the cost of purchasing a license. As a result, smaller bidders have been able to enter the market for licenses, which has resulted in increased competition in this market. Many of Golden Books' significant competitors have greater financial resources than Golden Books and, in selected markets, greater experience than Golden Books.

E.    Risks Relating to Intellectual Properties

          The value of the materials in Golden Books' library, both to Golden Books as a licensor and as an end user, is subject to consumer taste. There can be no assurance that these properties will be attractive to third-party licensees or that they will be suitable for inclusion in Golden Books' products. If properties that are being exploited cease to be attractive to third-party licensees, licensing revenue from such licenses will decrease.

          In view of the complex nature of Golden Books' intellectual property rights, there is a risk of third-parties asserting claims of ownership or infringement or asserting a right to payment with respect to the exploitation of such properties. There can be no assurance that Golden Books would prevail in any such claim. In addition, Golden Books' ability to demonstrate, maintain or enforce these rights may be difficult. Impairment or difficulty in demonstrating the Golden Books' ownership or license rights in such properties could adversely affect the ability of Golden Books to generate revenue from or use such properties. In many cases, the rights owned or being acquired by Golden Books are limited in scope, do not extend to exploitation in all present or future media or in perpetuity and may not include the right to create derivative works, such as merchandising and character rights, remakes or sequels.

F.    Projected Financial Information

          The Debtors failed to operate profitably for several years preceding the Chapter 11 filing. The financial projections annexed as Exhibit "E" to this Disclosure Statement are dependent upon the successful implementation of the business plan and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, certain assumptions with respect to competitors of the Debtors, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Debtors. Although the Debtors believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

G.    Lack of Market for Securities Issued Pursuant to Plan

          There is no currently existing market for the New Senior Notes, New Parent Common Stock or New Warrants and there can be no assurance that an active trading market will develop or as to the degree of price volatility in any such particular market. Accordingly, no assurance can be given that a holder of securities issued pursuant to the Plan will be able to sell such securities in the future or as to the price at which any such sale may occur. If such market were to exist, the liquidity of the market for such securities and the prices at which such securities will trade will depend upon many factors, including the number of holders, investor expectations for the Debtors, and other factors beyond the Debtors' control.

H.    Certain Bankruptcy Related Considerations

          1.     Risk of Non-Confirmation of the Plan
                 ------------------------------------

          Although the Debtors believes that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. There can also be no assurance that modifications of the Plan will not be required for Confirmation, that such negotiations would not adversely affect the holders of the Old Senior Notes, TOPrS Certificates, GPH Notes, or Equity Interests or that such modifications would not necessitate the resolicitation of votes.

          2.     Nonconsensual Confirmation
                 --------------------------

          In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan of reorganization at the proponent's request if at least one impaired class has accepted the plan of reorganization (with such acceptance being determined without including the acceptance of any "insider" in such class) and, as to each impaired class which has not accepted the plan of reorganization, the bankruptcy court determines that the plan of reorganization "does not discriminate unfairly" and is "fair and equitable" with respect to non-accepting impaired classes. In the event that any impaired Class of Claims or Equity Interests fails to accept the Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request nonconsensual Confirmation of the Plan in accordance with Section 1129(b) of the Bankruptcy Code. (See Section IV.F.12. of the Disclosure Statement).

I.    Dividends

          The Debtors presently intend to retain earnings, if any, for working capital and to fund capital expenditures. Accordingly, there is no present intention to pay Cash dividends on any shares of New Parent Common Stock.

                                       IX.

                         EXEMPTIONS FROM SECURITIES ACT
                        REGISTRATION; REGISTRATION RIGHTS

          The Plan contemplates the issuance of certain securities to holders of Allowed Claims and Allowed Equity Interests. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and licensing requirements of federal and state securities laws with respect to the issuance and distribution of securities by a debtor under a plan of reorganization to holders of claims or interests wholly or principally in exchange for those claims or interests.

A.    Issuance of New Securities Pursuant to the Plan

          With respect to the New Senior Notes, New Parent Common Stock and New Warrants to be issued on the Effective Date, the Debtors intend to rely upon the exemption from the registration requirements of the Securities Act (and the equivalent state securities or "blue sky" laws) provided by Section 1145(a)(1) of the Bankruptcy Code. Generally, Section 1145(a)(1) of the Bankruptcy Code exempts the issuance of securities from the requirements of the Securities Act and the equivalent state securities and "blue sky" laws if the following conditions are satisfied (i) the securities are issued by a debtor, an affiliate participating in a joint plan of reorganization with the debtor, or a successor of the debtor under a plan of reorganization, (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor, and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued "principally" in such exchange and "partly" for Cash or property. The Debtors believe that the issuance of securities contemplated by the Plan will satisfy the aforementioned requirements and therefore is exempt from federal and state securities law, although as discussed in Section B below, under certain circumstances, subsequent transfers of such securities may be subject to registration requirements under such securities laws.

B.    Subsequent Transfer of Securities Issued Under the Plan

          The securities issued pursuant to the Plan may be resold by the holders thereof without restriction unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in Section 1145(b)(1) of the Bankruptcy Code. Generally, Section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who (1) purchases a claim against, or interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (2) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (3) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities, or (4) is an issuer as contemplated by Section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in Section 2(4) of the Securities Act, the reference (contained in Section 1145(b)(1)(D) of the Bankruptcy Code) to
Section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan of reorganization may be deemed to be a "control person," particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the voting securities of a reorganized debtor may be presumed to be a "control person."

C.    Registration Rights

          As discussed above, although upon their issuance pursuant to Section 1145(a)(1) of the Bankruptcy Code the New Senior Notes, New Warrants and shares of New Parent Common Stock may generally be resold by the holders thereof without registration under the Securities Act (or under equivalent state securities or "blue sky" laws), a holder may be unable to resell his or its securities if such holder is deemed to be (a) an "underwriter" within the meaning of Section 1145(b)(1) of the Bankruptcy Code, or (b) an "affiliate" or "control person" of the Debtors within the meaning of the Securities Act. In order to enable holders of New Parent Common Stock, New Warrants and New Senior Notes to sell their securities without restriction (and to obviate the need to satisfy the requirements relating to applicable exemptions from federal and state securities law registration), the Debtors have agreed to provide certain holders of New Parent Common Stock, New Warrants and New Senior Notes with certain registration rights under an agreement which will be entered into among such holders and the Reorganized Debtors on and after the Effective Date.

          THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF SECURITIES UNDER THE PLAN MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(b)(1) OF THE BANKRUPTCY CODE AND/OR AN "AFFILIATE" OR "CONTROL PERSON" UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS, GOLDEN BOOKS ENCOURAGES POTENTIAL RECIPIENTS OF NEW SENIOR NOTES, NEW WARRANTS AND NEW PARENT COMMON STOCK TO CONSIDER CAREFULLY AND CONSULT WITH HIS, HER, OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

                                       X.

             ALTERNATIVES TO THE PLAN AND CONSEQUENCES OF REJECTION


          Among the possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan are the following: (1) an alternative plan could be proposed or confirmed; or (2) the Chapter 11 Cases could be converted to liquidation cases under Chapter 7 of the Bankruptcy Code.

A.    Alternative Plans

          As previously mentioned, with respect to an alternative plan, the Debtors and their professional advisors have explored various alternative scenarios and believe that the Plan enables holders of Claims and Equity Interests to realize the maximum recovery under the circumstances. The Debtors believe the Plan is the best plan that can be proposed and serves the best interests of the Debtors and other parties-in-interest.

B.    Chapter 7 Liquidation

          For a discussion of a Chapter 7 liquidation, see Section V(B)(2) above entitled "Acceptance and Confirmation of the Plan -- Confirmation -- Statutory Requirement for Confirmation of the Plan."

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



                                       XI.

                          RECOMMENDATION AND CONCLUSION

          The Debtors, the Informal Senior Note Committee and the Informal TOPrS Committee, and their respective professional advisors, have analyzed different scenarios and believe that the Plan will provide for a larger distribution to holders of Claims and Equity Interests than would otherwise result if an alternative restructuring plan were proposed or the assets of the Debtors were liquidated. In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in potentially smaller distributions to the holders of Claims and Equity Interests. Accordingly, the Debtors, the Informal Senior Note Committee and the Informal TOPrS Committee recommend confirmation of the Plan and urge all holders of impaired Claims and Equity Interests to vote to accept the Plan, and to evidence such acceptance by returning their Ballots so that they will be received by no later than the Voting Deadline.

Date:    New York, New York
         May 13, 1999

                          GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.,
                          (for itself and on behalf of each of the above-captioned Debtors and Debtors-in-Possession)


                          By:  /s/ Richard E. Snyder
                               ---------------------------------------------
                               Richard E. Snyder
                               Chairman of the Board and Chief Executive Officer


PROSKAUER ROSE LLP
Counsel to the Debtors and
Debtors-in-Possession


By:  /s/ Alan B. Hyman
     --------------------------
     Alan B. Hyman (AH-6655)
     A Member of the Firm
     1585 Broadway
     New York, New York  10036
     (212) 969-3000

                                TABLE OF CONTENTS
                                                                            Page

I.   INTRODUCTION AND SUMMARY..................................................1
     A.  Overview..............................................................1
     B.  Summary of Classification and Treatment Under the Plan................2
     C.  Voting and Confirmation Procedures...................................13
         1.   Who May Vote....................................................14
         2.   Voting Instructions.............................................15
         3.   Acceptance or Rejection of the Plan.............................17
         4.   Confirmation Hearing............................................17
         5.   Objections......................................................18

II.  BACKGROUND AND EVENTS PRECIPITATING
     CHAPTER 11 FILING AND  SOLICITATION......................................19
     A.  Overview of the Debtors and their Business Operations................19
         1.   Children's Publishing Division..................................20
         2.   Adult Publishing Division.......................................21
         3.   Entertainment Group Division....................................21
         4.   Commercial Printing Division....................................22
     B.  Pre-Petition Debt Structure of the Debtors...........................22
         1.   Pre-Petition Working Capital Facility...........................23
         2.   The Old Senior Notes............................................24
         3.   GPH Claims......................................................25
         4.   TOPrS Certificates..............................................26
     C.  Pre-Petition Capital Structure.......................................27
     D.  Events Precipitating Chapter 11 Filing...............................28
     E.  Pre-Petition Asset Disposition and Expense Reduction Efforts.........34

III. SIGNIFICANT POST-PETITION EVENTS.........................................35
     A.  Commencement Of Chapter 11 Cases.....................................35
     B.  First Day Orders.....................................................35
     C.  Professional Retentions..............................................36
     D.  Post-Petition Financing..............................................36
     E.  Sale of Assets of the Adult Publishing Division......................38
     F.  Extension of Time to Assume or Reject Leases.........................38
     G.  Claims Process and Bar Date..........................................39
         1.   Schedules and Statements........................................39
         2.   Bar Date Order..................................................39

IV.  OVERVIEW OF THE PLAN.....................................................40
     A.  General..............................................................40

     B.  Classification of Claims and Equity Interests........................41
     C.  Treatment of Claims and Equity Interests Under the Plan..............43
         1.   Unclassified Categories of Claims...............................44
              a. Category 1 -- Administrative Expense Claims..................44
              b. Category 2 -- Priority Tax Claims............................46
         2.   Unimpaired Classes of Claims....................................47
              a. Class 1-- Priority Claims....................................47
              b. Class 2-- General Secured Claims.............................48
              c. Class 6-- General Unsecured Claims...........................49
              d. Class 11-- Subsidiary Equity Interests.......................50
         3.   Impaired Classes................................................50
              a. Class 3-- Old Senior Note Claims.............................51
              b. Class 4-- GPH Claims.........................................54
              c. Class 5-- TOPrS Claims.......................................55
              d. Class 7-- Debt Securities Rescission or Damage Claims........56
              e. Class 8-- Old Preferred Stock Interests......................57
              f. Class 9-- Old Common Stock Interests.........................57
              g. Class 10-- Equity Interest Rescission or Damage Claims
                                 .............................................58
     D.  Description of Transactions to Be Implemented in Connection
         with the Plan........................................................59
         1.   New Senior Notes................................................59
         2.   New Warrants....................................................59
         3.   Reorganized Debtors' Charters...................................60
         4.   Management Stock Option Plan....................................60
              a.  General; Ratification.......................................60
              b.  Purpose.....................................................62
              c.  Administration..............................................62
              d.  Eligibility and Types of Awards.............................63
              e.  Available Shares............................................63
              f.  Awards under the Plan.......................................63
              g.  Change in Control...........................................67
              h.  Miscellaneous...............................................68
              i.  Amendment and Termination...................................69
              j.  Certain Federal Income Tax Consequences Relating to the
                       Management Stock Option Plan...........................70
              k.  Future Plan Awards..........................................77
         5.   Cancellation and Surrender of Existing Securities
              and Agreements..................................................77
         6.   Employment Contracts............................................78
         7.   Registration Rights Agreements..................................79
         8.   Substantive Consolidation.......................................79
     E.  Funding for the Plan.................................................81

      F. Description of Other Provisions of the Plan..........................82
         1.    Disputed Claims................................................82
         2.    Disputed Payments..............................................83
         3.    Unclaimed Property.............................................83
         4.    Issuance of New Securities.....................................83
         5.    Discharge......................................................84
         6.    Termination of Subordination Rights............................85
         7.    Additional Releases............................................86
         8.    Injunctions....................................................88
         9.    Exculpation....................................................90
         10.   Section 1146 Exemption.........................................90
         11.   Full and Final Satisfaction....................................91
         12.   Cram-Down......................................................92
         13.   Disbursement of Funds and Delivery of Distribution.............93
         14.   Avoidance and Recovery Actions.................................95
         15.   Retention of Jurisdiction......................................95
         16.   Executory Contracts and Unexpired Leases.......................97
         17. Bar Date for Filing Proofs of Claims Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan...98
         18.   Indemnification Claims.........................................98
         19.   Compensation and Benefit Programs..............................99
         20.   Retiree Benefits..............................................100
         21.   Post-Confirmation Fees, Final Decree..........................100
         22.   Continuation of Bankruptcy Injunction or Stays................101
         23.   Revesting of Assets...........................................101
         24.   General Release of Liens......................................101
         25.   Conditions to Effective Date of the Plan......................102
         26.   Consolidation and Dissolution of Non-Debtor Subsidiaries......104
     G.  Post-Confirmation Officers and Directors............................104

V.   ACCEPTANCE AND CONFIRMATION OF THE PLAN.................................106
     A.  Acceptance of the Plan..............................................106
     B.  Confirmation........................................................107
         1.   Confirmation Hearing...........................................107
         2.   Statutory Requirements for Confirmation of the Plan............107
         3.   Confirmation Without Acceptance by All Impaired Classes........111

VI.  VALUATION...............................................................113
     A.  Reorganization Value of Reorganized Debtors.........................113
     B.  The New Warrants....................................................114

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.....................119
     A.  Federal Income Tax Consequences to the Debtors......................121

         1.   Cancellation of Indebtedness Income............................121
         2.   Interest Expense and Original Issue Discount...................125
         3.   NOL Carryovers and Other Tax Attributes........................127
         4.   Alternative Minimum Tax........................................131
     B.  Federal Income Tax Consequences to Holders of Old Senior
         Notes, TOPrS........................................................132
         1.   Overview.......................................................132
         2.   Old Senior Notes...............................................133
         3.   TOPrS Certificates.............................................136
         4.   GPH Notes......................................................136
         5.   Old Preferred Stock Interests and Old Common Stock Interests...136
         6.   Accrued Interest...............................................137
         7.   Interest and Original Issue Discount...........................137
         8.   Market Discount and Bond Premium...............................138
         9.   Information Reporting and Backup Withholding...................139

VIII.RISK FACTORS............................................................140
     A.  Leverage............................................................141
     B.  Dependence on Key Personnel.........................................141
     C.  Dependence on and Relationships with Key Customers and
         Licensors...........................................................142
     D.  Competitive Conditions..............................................142
     E.  Risks Relating to Intellectual Properties...........................143
     F.  Projected Financial Information.....................................144
     G.  Lack of Market for Securities Issued Pursuant to Plan...............145
     H.  Certain Bankruptcy Related Considerations...........................145
         1.  Risk of Non-Confirmation of the Plan............................145
         2.  Nonconsensual Confirmation......................................146
     I.  Dividends...........................................................146

IX.  EXEMPTIONS FROM SECURITIES ACT
     REGISTRATION; REGISTRATION RIGHTS.......................................147
     A.  Issuance of New Securities Pursuant to the Plan.....................147
     B.  Subsequent Transfer of Securities Issued Under the Plan.............148
     C.  Registration Rights.................................................149

X.   ALTERNATIVES TO THE PLAN AND CONSEQUENCES OF REJECTION..................151
     A.  Alternative Plans...................................................151
     B.  Chapter 7 Liquidation...............................................151

XI.  RECOMMENDATION AND CONCLUSION...........................................152


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



EXHIBITS

A - Amended Plan of Reorganization
B - Form 10-K for the fiscal year ended December 26, 1998
C - Restructuring Agreement
D - Liquidation Analysis
E - Pro Forma balance sheet and financial projections
F - Forms of Amendments to Certain Employment Agreements
G - Form of Management Stock Option Plan
H - Form of Reorganized Debtors' Charters

                                    EXHIBITS
                                    --------

          Exhibits to the Disclosure Statement have been filed with the Bankruptcy Court under separate cover.


                                       vi